Exhibit 10.8



                     Dated Seventh day of September 2007


                        CV DISTRIBUTION SERVICES LTD.

                                     and

                              SWINGSIDE LIMITED

                                     and

                      SEAVI ADVENT CHL INVESTMENTS LTD.

                                     and

                    FORTIS PRIVATE EQUITY ASIA FUND N.V.

                                     and

                       PROSPER FIELD HOLDINGS LIMITED

                                (as Sellers)

                           MR. JOHNSON SHEN QIWEI

                                     and

                            MR. JIMMY KANG JIMIN

                               (as Warrantors)

                                     and

                            MENLO WORLDWIDE, LLC

                                 (as Buyer)


                    -----------------------------------

                                 AGREEMENT
                                    FOR
                         THE SALE AND PURCHASE OF
                    THE ENTIRE ISSUED AND OUTSTANDING
                             SHARE CAPITAL OF
                          CHIC HOLDINGS LIMITED

                    -----------------------------------









                                  CONTENTS
 Clause                                                        Page
1.  Interpretation........................................................... 4

2.  Sale And Purchase........................................................12

3.  Conditions...............................................................13

4.  Completion...............................................................19

5.  Warranties And Pre-Completion Conduct....................................20

6.  The Buyer's Remedies And The Seller'S Remedies...........................21

7.  Further Undertakings By The Sellers......................................25

8.  Undertakings By The Buyer................................................27

9.  Joint Transitional Management Committee..................................28

10. Confidential Information.................................................30

11. Announcements............................................................31

12. Costs....................................................................31

13. Escrow Account...........................................................32

14. General..................................................................34

15. Entire Agreement.........................................................35

16. Assignment...............................................................35

17. Notices..................................................................35

18. Force Majeure............................................................37

19. Governing Law And Jurisdiction...........................................37

20. Governing Language.......................................................38

21. Further Assurances.......................................................38

22. Counterparts.............................................................39

Schedule  1     Information About The Sellers, Company And The Subsidiaries..40

Schedule  2     Completion Requirements......................................44

Schedule  3     Accounting Principles........................................48

Schedule  4     Warranties...................................................49

Schedule  5     Action Pending Completion....................................63

Schedule  6     Real Property................................................67

Schedule  7     Intellectual Property Rights.................................76

Schedule  8     Tax Deed.....................................................77

Schedule  9     Key Personnel................................................78

Schedule  10    Form Employment, Confidentiality And Non-Compete Agreement...79

Schedule  11    Non-Disclosure And Non-Compete Agreement.....................80

Schedule  12    Disclosure Letter............................................81











THIS AGREEMENT is made on 7th day of September 2007 in Hong Kong

BY AND BETWEEN:

           (1) Prosper Field Holdings Limited, a company incorporated in the British Virgin Islands, whose registered office is at Kingston Chambers, P. O. Box 173, Road Town, Tortola, British Virgin Islands ("Prosper Field");

           (2) Swingside Limited, a company incorporated in Hong Kong, whose registered office is at 5705 57th Floor, The Centre, 99 Queen's Road Central, Hong Kong ("Swingside");

               each party set out in paragraphs (1) to (2) is referred to as an "Ordinary Share Seller" and together, the "Ordinary Share Sellers";

           (3) CV Distribution Services Ltd., a company incorporated in the Cayman Islands, whose registered office is at Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands ("CVDS");

           (4) SEAVI Advent CHL Investments Ltd., a company incorporated British Virgin Islands, whose registered office is at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands ("SEAVI");

           (5) Fortis Private Equity Asia Fund N.V., a company incorporated in Belgium, whose registered office is at Warandeberg 3, 1000, Brussels, Belgium ("Fortis");

               each party set out in paragraphs (3) to (5) is referred to as a "Preferred Share Seller" and together, the "Preferred Share Sellers"; each Ordinary Share Seller or Preferred Share Seller is referred to as a "Seller" and together, the "Sellers";

           (6) Mr. Johnson Shen Qiwei, a PRC citizen (holder of  PRC ID
               Number: 310104196411064078), whose address is at No.190, Lane 3588 Dushi Road, Minghang District, Shanghai PRC, 201108 ("Johnson");

           (7) Mr.  Jimmy Kang Jimin, a PRC citizen (holder of  PRC  ID
               Number: 310107671123281), whose address is at Room101, 139 Lijiang Shanshui, 999 Huajing Road, Xuhui District, Shanghai PRC, 200231 ("Jimmy"); and

               each party set out in paragraphs (6) to (7) is referred to as a "Warrantor" and together, the "Warrantors";

           (8) Menlo Worldwide, LLC, a company incorporated in the state of Delaware of the United States of America and having its primary business office at 2855 Campus Drive, Suite 300 San Mateo, CA 94403-2512, United States of America (the "Buyer").

WHEREAS:-

(A) (1) Chic Holdings Limited (the "Company") is a company incorporated under the laws of the Cayman Islands whose registered office is situated at c/o Maples & Calder, Ugland House, P.O. Box 309, George Town, Grand Cayman, Cayman Islands and is validly existing and in good standing. The amount and particulars of the issued share capital and certain other particulars of the Company are as set out in Part B of Schedule 1.

      (2) The Company  is  the registered holder and beneficial owner of 100%
          ownership  interest   in   Shanghai   Chic   Logistics   Co.,
          Ltd.,  a  wholly  foreign  owned  enterprise organized  and existing under the laws of the PRC ("Chic Logistics"). Chic Logistics is the registered holder and beneficial owner of 100% equity interest in each of Shanghai Chic Supply Chain Management Co., Ltd., a company organized and existing under the laws of the PRC ( "Chic SCM") and Shanghai Chic Storage and Transportation Co., Ltd.( "Chic S&T") and will become the registered holder and beneficial owner of 100% equity interest in Shanghai New Chic Logistics Co., Ltd. a company organized and existing under the laws of the PRC ( "New Chic")before the Completion. The amount and particulars of the share capital and certain other particulars of Chic Logistics, Chic SCM, Chic S&T and New Chic are as set out in Part C of Schedule 1.

(B) Each of the Sellers is the legal and record owner of the relevant Sale Shares (as hereinafter defined) as set out against its name in column (2), Part A of Schedule 1.

(C) Each Warrantor was a founder of the Company. Johnson and Jimmy respectively own 90% and 10% of the issued and outstanding shares in the share capital of Swingside. Each Warrantor agrees to provide certain warranties under this Agreement.

(D) On the terms and subject to the conditions hereinafter set forth, the Sellers have agreed to sell and the Buyer has agreed to purchase the Sale Shares.



THE PARTIES AGREE as follows:


1.   INTERPRETATION

1.1  In this Agreement:

 "Accounts" means the individual audited accounts of each Group Company and the Group's consolidated audited accounts, the auditors' reports on those accounts, the relevant directors' reports for that year on those accounts and the notes to those accounts (if and as applicable and available).

 "Actual EBITDA Valuation" means the product of (i) FY2007 Actual EBITDA, and (ii) 10.5.

 "Affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified person, where "control" means the power and ability to direct the management and policies of the controlled person through ownership of voting shares of the controlled person or by contract or otherwise.

 "AIC" means the State Administration for Industry and Commerce of the PRC and its local branches.

 "Ancillary Documentation" means any and all agreements and documents contemplated under this Agreement to be executed on or before Completion.

 "Business Day" means a day (other than a Saturday or Sunday or public holiday) on which banks are open for business in Hong Kong and the PRC.

 "Buyer's Accountant" means KPMG.

 "Buyer's Legal Counsel" means Jun He Law Offices at 32nd Floor, Shanghai Kerry Centre, 1515 West Nanjing Road, Shanghai, 200040, PRC.

 "Buyer's Warranty" means a statement contained in Part C of Schedule 4 and "Buyer's Warranties" means all of those statements.

 "Companies Ordinance" means Companies Ordinance (Chapter 32 of the Laws of Hong Kong) as amended from time to time.

 "Company" means Chic Holdings Limited.

 "Company's Accountant" means Deloitte Touche Tohmatsu Huayong Public Accountants Co., Ltd.

 "Completion" means completion of the sale and purchase of the Sale Shares in accordance with this Agreement.

 "Completion Date" means the third (3rd) Business Day after the date (not being later than 17 October 2007) on which the last of the Conditions to be satisfied or waived is satisfied or waived or such other date as the Buyer and the Sellers may agree in writing.

 "Completion Payment" has the meaning given to it in Clause 2.4.2.

 "Condition"  means  a condition set out  in  Clause   and  Clause  3.2  and
 "Conditions" means all those conditions.

 "Confidential Information" means all information which is used in or otherwise relates to any Group Company's business, customers or financial or other affairs including, without limitation, information relating to:

 (1) the marketing of services including, without limitation, customer names and lists and other details of customers, sales targets, sales statistics, market share statistics, prices, market research reports and surveys, and advertising or other promotional materials; or

 (2)  pending  projects,  business  development   or   planning,  commercial
 relationships and negotiations,

 but does not include information which is in or comes into the public domain otherwise than by disclosure in breach of this Agreement.

 "Disclosure Letter" means (i) the letter set forth in Schedule 12 of this Agreement which is given by the Sellers to the Buyer, dated the date of this Agreement and set forth exceptions to the Warranties as of the date of this Agreement and (ii) (if the Sellers deem necessary) an amendment or supplement to the letter referenced to in subparagraph (i) above which is given by the Sellers to the Buyer, dated the Completion Date and set forth amended exceptions (occurring during the period from the date of this Agreement to Completion) to the Warranties as of the Completion Date.

 "Earn-out Payment" has the meaning given to it in Clause 2.3.2.

 "EBITDA"   means   earnings   before   interest,  taxes,  depreciation  and
 amortization as defined by the International Accounting Standard Board.

 "Employee Benefit Plan" means any bonus, incentive or deferred compensation, employee loans, pension, profit sharing, severance, retention, change of control, stock option, employee, stock purchase, various statutory social welfare funds and housing funds, other equity-based performance or other employee or retiree benefit or compensation plan, scheme, agreement or arrangement that provides benefits or compensation in respect of any Employee which is or has been maintained by any Group Company, Ordinary Share Seller or Warrantor or to which any Group Company, Ordinary Share Seller or Warrantor contributes or is or has been obligated or required to contribute or is legally bound under applicable laws or regulations.

 "Employee" means a current employee of the Group and "Employees" means all current employees of the Group.

 "Encumbrance" means a mortgage, charge, pledge, lien, option, restriction, right of first refusal, right of pre-emption, third-party right or interest, other encumbrance or security interest of any kind, or another type of preferential arrangement (including, without limitation, a title transfer or retention arrangement) having similar effect.

 "Environmental Laws" means any laws and regulations of the People's Republic of China that relate to or otherwise impose liability or standards of conduct concerning industrial hygiene, occupational and other safety conditions, health conditions and environmental conditions on any Group Company, including, without limitation, laws and regulations relating to discharges, emission, release or threatened release of any noise, odors, pollutants, contaminants or Hazardous Substance into the ambient air, water or land or otherwise relating to manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport, handling of pollutants, contaminants or Hazardous Substance or otherwise relating to registration or approval of the services provided by the Group.

 "Escrow Account" means a separately designated interest-bearing account set up by the parties and managed by the Escrow Agent according to Clause 13 and the Escrow Agreement.

 "Escrow Agent" means the escrow agent appointed under the Escrow Agreement.

 "Escrow Agreement" means the escrow agreement among the Sellers, the Buyer and the Escrow Agent.

 "Financial Projections" means the financial projections of the Group Companies and their associated documents prepared by the Company, reviewed by the Sellers and Warrantors and presented by the Company to the Buyer in November 2006 and March 2007 with respect to the time periods projected therein.

 "FY2007 Actual EBITDA" means the unqualified, audited and consolidated EBITDA of the Group for the fiscal year ending 31 December 2007 prepared by the Company's Accountant, reviewed by Buyer's Accountant according to the principles set forth in Schedule 3 of this Agreement and confirmed jointly by the Buyer and Sellers in writing.

 "Group Company" means the Company or a Subsidiary.

 "Group" means the Company and each Subsidiary.

 "Hazardous Substance" means any material, substance or waste that poses or causes, or is alleged to pose or cause, any damage to property or personal injury, including death, or threat to the environment, including without limitation, those substances defined, listed, designated or classified as hazardous, toxic, radioactive, or dangerous or otherwise regulated or governed under any applicable environmental requirements of the People's Republic of China, including without limitation, any petroleum product or by-product, crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, synthetic gas usable as fuel, polychlorinated biphenyls, caustic, chlorine or chlorine-based compounds.

 "Hong Kong" means the Hong Kong Special Administrative Region of the PRC.

 "IFRS" means the International Financial Reporting Standards issued from time to time by the International Accounting Standards Board.

 "Indebtedness" of a person means (i) any and all financial liabilities and obligations of such person (whether interest accruing or not) and (ii) any and all costs to be incurred in connection with early repayment of any such indebtedness, including without limitation, any costs to be incurred for break funding and swap unwinding.

 "Intellectual Property Rights" means any of the following rights owned, used or required to be used by any Group Company:

 (a) patents, trade marks, service marks, registered designs, applications and rights to apply for any of those rights, trade, business and company names, internet domain names and e-mail addresses, unregistered trade marks and service marks, copyrights, database rights, rights in software, know-how, rights in designs and inventions;

 (b) rights under licences, consents, orders, statutes or otherwise in relation to a right in paragraph ;

 (c) rights of the same or similar effect or nature as or to those in paragraphs and which now or in the future may subsist; and

 (d) the right to sue for past infringements of any of the foregoing rights.

 "Joint Management Committee" has the meaning given to it in Clause 9.1.

 "Key Personnel" means each person as set forth in Schedule 9 of this Agreement;

 "Last Accounting Date" means 30 June 2007.

 "Material Adverse Change" means (i) any change in, or effect on any Group Company or its businesses which is, or which could reasonably be expected to be, materially adverse to the business, operations, assets, liabilities, financial condition, or results of operation of any Group Company, or (ii) any change, event, condition or development which will, or which could reasonably be expected to, prevent or materially hinder or delay the transaction contemplated by this Agreement, including without limitation any change in relevant laws or regulations.

 "Ordinary Sale Shares" means 594,221 Ordinary Shares of US$0.0001 per share in the share capital of the Company, representing all the issued and outstanding Ordinary Shares of the Company.

 "Permit" means:

 (a) a permit, licence, consent, approval, certificate, qualification, order, clearance, governmental franchise, concession, specification, registration or other authorisation; or

 (b)  a filing of a notification, report or assessment,

 in each case from or with a Chinese or Cayman government agency and necessary for the effective operation of any Group Company's business, its ownership, possession, occupation or use of an asset as it currently engages in or owns, possesses, occupies or uses, or the execution or performance of this Agreement.

 "PRC" means the People's Republic of China which for the sole purpose of this Agreement shall exclude Hong Kong, Macau Special Administrative Region and Taiwan.

 "Preferred Sale Shares" means 446,119 Series A Preference Shares of US$0.0001 per share and 387,438 Series B Preference Shares of US$0.0001 per share in the issued share capital of the Company, representing all the issued preference shares of the Company.

 "Property" means the property or properties details of which are set out in
 Schedule 6.

 "Purchase Price" has the meaning given to it in Clause 2.2.

 "Relevant Claim" means a Warranty Claim, a claim for breach of any covenants and/or other provisions or for indemnifications by the Sellers or Warrantors under this Agreement or any Ancillary Documentation, a claim for any contingent or hidden liability, or a claim under the Tax Deed.

 "Retained Payment" has the meaning given to it in Clause 2.4.1.

 "SAFE" means the State Administration of Foreign Exchange of the PRC or its local branches.

 "Sale  Shares"  means  each and all Ordinary Sale Shares and Preferred Sale
 Shares.

 "Sellers' Representative" means each of David Li and Henry Yao.

 "Subsidiaries" means each of the companies set out in Part C of Schedule 1.

 "Tax Authority" means any national, local, municipal, or other fiscal, revenue, customs or excise authority, body or official.

 "Tax Deed" means the tax deed in the form as set forth in Schedule 8 of this Agreement.

 "Taxes" mean (a) all taxes and social charges of that nature whether of Cayman Islands, Hong Kong or the PRC, however denominated, including any interest, penalties or other additions that may become payable in respect thereof, which will include, without limiting the generality of the foregoing, all customs duties, corporate and individual income taxes, employee withholding taxes, withholding tax on other service providers, withholding tax on capital gains, unemployment insurance, social security taxes, national pension, national health insurance, statutory housing funds, sales and use taxes, value added taxes, real and personal property taxes, stamp taxes, transfer taxes, workers' compensation, other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which are required to be paid, withheld or collected, or (b) any liability for amounts referred to in (a) as a result of any obligations to indemnify another person.

 "Upfront Payment" has the meaning given to it in Clause 2.3.1.

 "Warranty Claim" means a claim for breach of any Warranty.

 "Warranty" means a statement contained in Parts A and B of Schedule 4 and any other representations and warranties given by the Seller(s) or Warrantor(s) under this Agreement and "Warranties" means all those statements. For purposes of clarification, Warranties as defined here do not include "Buyer's Warranties".

1.2  In this Agreement, a reference to:

     1.2.1 a "subsidiary" is to be construed in accordance with section 2 of the Companies Ordinance (Chapter 32 of the Laws of Hong Kong) as amended from time to time;

     1.2.2 liability under, pursuant to or arising out of (or any analogous expression) any agreement, contract, deed or other instrument includes a reference to contingent liability under, pursuant to or arising out of (or any analogous expression) that agreement, contract, deed or other instrument;

     1.2.3 liability includes, but is not limited to, any liability in equity, contract or tort (including negligence);

     1.2.4 a document in the "agreed form" is a reference to a document in a form and substance approved by or on behalf of each party;

     1.2.5 a statutory provision includes a reference to the statutory provision as modified or re-enacted or both from time to time before the date of this Agreement and any subordinate legislation made under the statutory provision (as so modified or re-enacted) before the date of this Agreement;

     1.2.6 a "person" includes a reference to any individual, firm, company, corporation or other body corporate, government, state or agency of a state or any joint venture, association or partnership, works council or employee representative body (whether or not having separate legal personality);

     1.2.7 a person includes a reference to that person's legal personal representatives, successors and permitted assigns;

     1.2.8 a "party" includes a reference to that party's successors and permitted assigns;

     1.2.9 a clause, paragraph or schedule, unless the context otherwise requires, is a reference to a clause or paragraph of, or schedule to, this Agreement and constitutes an integral part of this Agreement;

     1.2.10 any Hong Kong legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall in respect of any jurisdiction other than Hong Kong be deemed to include what most nearly approximates in that jurisdiction to the Hong Kong legal term and to any Hong Kong ordinance shall be construed so as to include equivalent or analogous laws of any other jurisdiction;

     1.2.11 times of the day is to Hong Kong time;

     1.2.12 "US$" or "United States dollars" shall mean the lawful currency of the United States of America; and

     1.2.13 "RMB" or "Renminbi" shall mean the lawful currency of the PRC.

1.3  The headings in this Agreement do not affect its interpretation.

1.4 Any monetary sum to be taken into account for the purposes of calculating the Earn-out Payment where that sum is expressed in RMB shall be translated into US$ at the closing mid-point dollar spot rate applicable to the balance of all such amounts as are expressed in RMB at close of business in PRC on December 31, 2007 published by the PRC Foreign Exchange Center under the authorization of the People's Bank of China.

1.5 Any monetary sum to be taken into account for the purposes of any Relevant Claim where that sum is expressed in a currency other than US$ shall be translated into US$ at the closing mid-point dollar spot rate applicable to the balance of all such amounts as are expressed in that non-US$ currency at close of business in PRC on the Business Day preceding the date of the written notification of the Relevant Claim (or, if such day is not a Business Day, on the Business Day immediately preceding such day) published by the PRC Foreign Exchange Center under the authorization of the People's Bank of China.

1.6 All payments to be made pursuant to this Agreement shall be made in immediately available funds by transfer of funds for the same day value to such accounts as shall be notified by the Sellers in writing to the Buyer at least three Business Days before the date on which the payment is due or, as the case may be, by the Buyer in writing to the Sellers at least three Business Days before the date on which the payment is due.

1.7 A reference to a party's knowledge, information or belief is deemed to include knowledge, information and belief which such party would have if it had made all due, diligent, careful and good faith queries and investigations and, without limitation, includes the knowledge, information and belief of its officers and affiliates, provided however that a reference to the Preferred Share Sellers' knowledge shall mean their actual knowledge and awareness and the knowledge and awareness such Preferred Share Sellers have obtained with respect to matters noted in the minutes of the meetings of, or otherwise presented in any form to, the directors and shareholders of the Company.

1.8 Each representation, warranty, covenant, and/or liability of the Sellers under this Agreement is warranted by the Warrantors regardless if the Warrantors are specifically identified in any particular clauses.

1.9 Subject to other terms and conditions of this Agreement, the obligations and liabilities of each of the Sellers and the Warrantors contained in this Agreement shall be joint and several.


2.   SALE AND PURCHASE

2.1 On the terms and subject to the conditions set forth herein, each Seller agrees to sell to the Buyer, and the Buyer agrees to buy from such Seller, the Sale Shares legally and owned of record by such Seller and each right attaching to the Sale Shares at or after Completion, free of any Encumbrance.

2.2  The Purchase Price of the Sale Shares shall be calculated as follows:

     "Purchase Price" is equivalent to:

           (a) US$60,000,000, if the Actual EBITDA Valuation is less than or equivalent to US$60,000,000; or

           (b) the Actual EBITDA Valuation, if Actual EBITDA Valuation is greater than US$60,000,000 but less than US$89,000,000; or

           (c) US$89,000,000, if Actual EBITDA Valuation is equivalent to or greater than US$89,000,000.

     For purposes of clarification and to avoid any ambiguity, the Purchase Price shall in no event and under no circumstances be lower than US$60,000,000.

2.3 The Purchase Price shall be divided into Upfront Payment and Earn-Out Payment and be paid to the Sellers according to Clause 2.4 below. The Upfront Payment and Earn-Out Payment shall be calculated and paid as follows:

     2.3.1 "Upfront Payment" is equivalent to US$60,000,000 and shall be paid by the Buyer to the Sellers according to Clause 2.4.1 and Clause 2.4.2 below.

     2.3.2  "Earn-out Payment" is equivalent to:

           (a) the positive difference between the Purchase Price and the Upfront Payment (that is, Purchase Price minus Upfront Payment), if the Purchase Price is greater than the Upfront Payment; or

           (b) 0, if the Purchase Price is equivalent to the Upfront Payment,

           and shall be paid to the Sellers according to Clause 2.4.3 below.

2.4 In consideration for the sale and transfer by the Sellers of the Sale Shares, the Buyer agrees to pay to the Sellers the Purchase Price in the following manner, subject to the satisfaction or written waiver by the Buyer of each of the Conditions set forth in Clause 3 below:

     2.4.1 15% of the Upfront Payment (the "Retained Payment") shall be jointly deposited by the Buyer and the Sellers into the Escrow Account on Completion and shall be released to the Sellers or Buyer in accordance with Clause 13 and the Escrow Agreement;

     2.4.2 85% of the Upfront Payment (the "Completion Payment") shall be paid out to an account designated jointly by the Sellers on Completion; and

     2.4.3 The Earn-out Payment shall be paid to the Sellers in the following manner:

           (a) if the situation under Clause 2.3.2(a) occurs, the Buyer shall, within thirty (30) days of the determination of the FY2007 Actual EBITDA, pay such Earn-out Payment to the Sellers by wire transfer into an account designated jointly by the Sellers; and

           (b) if the situation under Clause 2.3.2(b) occurs, the Buyer shall not be obligated to pay any Earn-out Payment.

2.5 For the avoidance of doubt, the Buyer shall be deemed to have fully discharged its obligations to each Seller under this Clause 2 if it has made payments to the Escrow Account and to the account(s) designated jointly by the Sellers according to this Clause 2.


3.   CONDITIONS

3.1 Buyer's obligation to proceed with Completion is conditional on the following Conditions being satisfied to the satisfaction of or waived (in whole or in part) by the Buyer, on or before 12:00PM on the Completion Date:

     3.1.1 The Warranties made by each Seller and each Warrantor and qualified by the Disclosure Letter shall have been true, correct and not misleading in all respects when made, and shall remain true, correct and not misleading in all material respects as of the Completion Date with the same force and effect as if they had been made on and as of such date, subject to changes contemplated by this Agreement and the Ancillary Documentation and disclosed in the updated Disclosure Letter (or if any such representation or warranty is expressly stated to have been made on a specific date, on and as of such specific date).

     3.1.2 Each Seller and Warrantor shall have performed and complied with in all material respects and to the reasonable satisfaction of the Buyer, all agreements, obligations, covenants and conditions contained in this Agreement and the Ancillary Documentation which are required to be performed or complied with by it on or before the Completion Date.

     3.1.3 All corporate and other proceedings of the Sellers, Warrantors and/or any Group Company in connection with the transactions contemplated hereby and all documents and instruments incidental to such transactions shall have been taken and be reasonably satisfactory in substance and form to the Buyer, and the Buyer shall have received certified copies of all such documents as it may reasonably request.

     3.1.4 Each Seller shall have obtained all requisite approvals, consents and waivers necessary for consummation of the transactions contemplated by this Agreement and all such approvals, consents and waivers shall remain in full force and effect.

     3.1.5 Each Seller and Warrantor shall cause the Company to possess and continue to possess all material Permits and waivers required from PRC, Cayman Islands and all other relevant governmental or regulatory authorities for the operation of the Company as a going concern.

     3.1.6 The Buyer shall have received a certificate of good standing issued by the Registrar of Companies of the Cayman Islands dated no earlier than fifteen (15) days prior to the Completion Date in respect of the Company, certifying that the Company was duly incorporated, has paid all required fees and is validly existing and in good standing under the laws of the Cayman Islands.

     3.1.7 The Sellers shall have procured, to the reasonable satisfaction of Buyer, that (i) all instruments for the replacement of all directors and secretary of the Company have been duly executed by the appropriate parties for filing and registration with Registrar of Companies of the Cayman Islands with effectiveness upon the Completion; (ii) all instruments for the replacement of all directors and supervisors of each Group Company incorporated in the PRC have been duly executed by the appropriate parties for filing and registration with the competent governing PRC authorities with effectiveness upon the Completion. Each director and supervisor resigning from a Group Company shall have executed a written statement with the Group Company confirming such resigning director or supervisor has no claim against such company for compensation or loss or otherwise.

     3.1.8 The Shareholders' Agreement between the Sellers, Warrantors and the Company dated 15 August 2005 and the Supplementary
            Shareholders' Agreement dated 2nd September 2005 shall both be terminated and have no further effect and evidence thereof shall been provided to Buyer in form and substance reasonably satisfactory to the Buyer.

     3.1.9 Each action pending Completion set forth in Schedule 5 shall have been performed in all material aspect and to the reasonable satisfaction of the Buyer.

     3.1.10 The Sellers shall have provided consolidated financial statements (including profit and loss statement, cash flow statement, balance sheet and relevant schedules) prepared, reviewed and confirmed by the Company's Accountant in accordance with the then applicable IFRS for the period from 1 January 2007 up to and as of the Last Accounting Date and as of the last day of the month immediately preceding the Completion Date in respect of each Group Company and the Group in form and substance to the reasonable satisfaction of the Buyer.

     3.1.11 The Buyer shall have received from Cayman Islands, Hong Kong and PRC counsels to the Group legal opinions in relation to due incorporation, authorization, valid existence, good standing, incumbency, enforceability corporate power, no conflict or violation, approvals and filings, no litigation and such other matters as to each Group Company as the Buyer may reasonably request, addressed to the Buyer, dated the Completion Date, and in form and substance reasonably satisfactory to the Buyer.

     3.1.12 Each Key Personnel shall have executed an employment, confidentiality and non-compete agreement with a Group Company designated by the Buyer for a term no less than 3 years and in form and substance as set forth in Schedule 10 of this Agreement.

     3.1.13 The Sellers and the Warrantors shall have executed a Tax Deed in form and substance as set forth in Schedule 8 of this Agreement; and the Sellers shall have executed the Escrow Agreement.

     3.1.14 The Sellers shall have obtained a letter of understanding to the reasonable satisfaction of the Buyer from Procter & Gamble Guangzhou Co., Ltd. under which Procter & Gamble Guangzhou Co., Ltd. (i) waives its rights of 90 days advance notice with respect to the proposed transaction which may result in the change of control of Chic SCM; (ii) waives its rights of "pre-emptive purchase rights" of the proposed transaction; and (iii) waives its rights to terminate its contracts with Chic SCM during the 180 days following the receipt of notice regarding the proposed transaction.

     3.1.15 The relevant Group Company(ies) shall have renewed the existing service contracts with each of ICI and Butler on substantially same terms and conditions.

     3.1.16 A new business license of Chic S&T reflecting that the Warrantors have transferred all their equity interests in Chic S&T to Chic Logistics at nominal price shall have been issued by the competent Chinese government authorities and delivered to Buyer with all transfer documentation in form and substance to its reasonable satisfaction.

     3.1.17 Each of Jimmy and Chic S&T shall have duly executed appropriate legal documentation for the transfer of all their equity interests in New Chic to Chic Logistics at nominal price, duly completed such transfer and shall have caused such documentation and the necessary applications in connection therewith been duly filed with the competent Chinese government authorities. A new business license of New Chic reflecting such equity transfer shall have been issued by the competent Chinese government authorities and delivered to Buyer with all transfer
            documentation   in   form  and  substance   to   its   reasonable
            satisfaction.

     3.1.18 Chic S&T and Chic SCM shall have terminated the Service and Undertakings Agreement signed between them in December 2006.

     3.1.19 Chic's Mart Trading Co., Ltd. shall have entered into a non-disclosure and non-compete agreement with the Company in form and substance as set forth in Schedule 11 of this Agreement.

     3.1.20 The receipt by the Buyer of evidence reasonably satisfactory to the Buyer that: upon Completion, (i) any and all agreements and arrangements by either of the Sellers, Warrantors or Group Companies to grant share options or warrants (or to give similar rights) to any Employees of any Group Companies; and (ii) any and all share options or warrants granted (or similar rights given) to any Employees of any Group Companies have been released, cancelled, waived and surrendered by each relevant Employee of all Group Companies in favour of the Group Companies. Without limiting the generality of the forgoing, the Sellers and the Warrantors shall have procured that (i) all existing warrants issued by Prosper Field to Employees other than Anny Wang, Waley Jiang, Lu Wei and Miao Qian have not been exercised and have been cancelled and invalidated in return for the arrangement that the proceeds from the sale of shares which would otherwise be granted under such warrants are paid to the warrant holders according to the following schedule: 40% proceeds to be paid on Completion, 30% proceeds to be paid one (1) year after Completion and 30% proceeds to be paid two (2) years after Completion; (ii) all existing warrants issued by Prosper Field to each of Anny Wang, Waley Jiang, Lu Wei and Miao Qian have not been exercised and have been cancelled and invalidated in return for the arrangement that the proceeds from the sale of shares which would otherwise be granted under such warrants are paid to each of these four (4) employees according to the same schedules and proportions pursuant to which Prosper Field is entitled to receive its portion of Purchase Price under this Agreement; and (iii) all warrants (if any) issued by Swingside have been cancelled and invalidated.

     3.1.21 Chic S&T and Shanghai Venus Software Co., Ltd. shall have executed an amendment to the Technology Development Contract dated July 9, 2002 to the reasonable satisfaction of the Buyer whereby all affiliates companies of Chic S&T, including without limitation Chic Logistics, Chic SCM and New Chic will be allowed to use the logistics management program (including its upgrades and add-ons) jointly owned by Chic S&T and Shanghai Venus Software Co., Ltd. without any additional consideration and without time limits or other restrictions.

     3.1.22 The Sellers shall have procured that each of the relevant Subsidiary(ies) maintains with a well-established and reputable insurer adequate insurance against all risks usually and customarily insured against by comparable companies carrying on the same or a similar business for all assets of an insurable nature leased, owned or controlled by such Subsidiary(ies).

     3.1.23 The Sellers and Warrantors shall deliver to the Buyer a joint closing certificate, dated the Completion Date, certifying that
            (i) each condition specified in Clause 3.1 of this Agreement have been fulfilled; (ii) each Warranty is true, accurate and not misleading in all material respects, without giving effect to any amendment or supplement to the Disclosure Letter after the date of this Agreement; (iii) each covenant of the Sellers to be performed prior to Completion under this Agreement has been duly fulfilled; and (iv) there has been no Material Adverse Change since the date of this Agreement.

     3.1.24 No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the Completion or any of the transactions contemplated by this Agreement or the Ancillary Documentation shall be in effect and on proceeding initiated by any governmental entity seeking an injunction shall be pending. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental entity which prohibits, restricts or makes illegal the Completion or any of the transactions contemplated by this Agreement or the Ancillary Documentation.

     3.1.25 All Sellers shall have issued a consent and waiver to the Buyer in form and substance reasonably satisfactory to the Buyer certifying that it irrevocably waives any and all rights of pre-emption, first refusal and other rights or restrictions on the transfer of the Sale Shares to the Buyer according to any applicable law, corporate documents or charter documents of the Company, or any contracts, agreements, covenants or other documents governing the sale and purchase of Sale Shares and shall procure that all such rights conferred on any other person are waived no later than Completion so as to permit the sale and purchase of the Sale Shares.

3.2 Sellers' obligation to proceed with Completion is conditional on the following Conditions being satisfied to the reasonable satisfaction of or waived by the Sellers, on or before the Completion Date:

     3.2.1 Each Buyer's Warranty contained in Part C of Schedule 4 hereof shall remain true, correct and not misleading in all material respects when made and as of the Completion Date with the same force and effect as if it had been made on and as of such date, subject to changes contemplated by this Agreement or otherwise disclosed by the Buyer in writing.

     3.2.2 The Buyer's purchase of the Sale Shares pursuant to this Agreement shall remain exempt from the registration and/or qualification requirements under all applicable securities laws, including, without limitation, the US federal securities laws and any state blue sky laws.

     3.2.3 The Buyer shall have obtained from its board of directors the necessary approval of the transactions contemplated under this Agreement.

     3.2.4 No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the Completion or any of the transactions contemplated by this Agreement or the Ancillary Documentation shall be in effect and on proceeding initiated by any governmental entity seeking an injunction shall be pending. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental entity which prohibits, restricts or makes illegal the Completion or any of the transactions contemplated by this Agreement or the Ancillary Documentation.

3.3 Each Seller and Warrantor shall make all reasonable efforts to achieve satisfaction of the Conditions set out in Clause 3.1 as soon as possible after the date of this Agreement and in any event not later than 12:00 p.m. on the Completion Date.

3.4 The Buyer shall make all reasonable efforts to achieve satisfaction of the Condition set out in Clause 3.2 as soon as possible after the date of this Agreement and in any event not later than 12:00 p.m. on the Completion Date.

3.5 If, at any time, any Party becomes aware of a fact or circumstance that might prevent a Condition being satisfied, it shall immediately notify the other parties in writing.

3.6 At any time on or before 12:00 p.m. on the Completion Date the Buyer may waive any Condition set out in Clause 3.1 by written notice to the Sellers on any terms it may decide in its sole discretion. At any time on or before 12:00 p.m. on the Completion Date the Sellers may waive any Condition set out in Clause 3.2 by written notice to the Buyer on any terms they may decide in their sole discretion.

3.7 If a Condition set out in Clause 3.1 has not been waived by the Buyer pursuant to Clause or has not been satisfied by 12:00 p.m. on 17 October 2007 or such other date as the parties hereto may agree, or if a Condition set out in Clause 3.2 has not been waived by the Sellers pursuant to Clause or has not been satisfied by 12:00 p.m. on 17 October 2007 or such other date as the parties hereto may agree, this Agreement shall automatically terminate with immediate effect, and shall become null and void and be of no further force and effect whatsoever and all the obligations and liabilities of the parties hereunder shall cease and terminate (save for any antecedent breaches of this Agreement and the confidentiality obligations of the Parties under Clause 10).


4.   COMPLETION

4.1 Subject to the Conditions having been fulfilled (or waived as provided Clause 3.6) Completion shall take place at the offices of the Buyer's Legal Counsel at Suite 2208, 22nd Floor, Jardine House, 1 Connaught Place, Central, Hong Kong on the Completion Date (or such other place and/or time as the Sellers and the Buyer may agree).

4.2 At Completion each Seller shall do all those things respectively required of it in Schedule 2.

4.3 The Buyer will not be obliged to complete its obligations or the purchase of any Sale Shares under this Agreement unless:

     4.3.1 each of the Sellers and Warrantors complies with all its obligations required to be performed before Completion under this Agreement; and

     4.3.2 the sale and purchase of all the Sale Shares is completed simultaneously.

4.4 If Completion does not take place on the Completion Date because any of the Sellers fails to comply with any of its obligations under this Agreement (whether such failure by such Seller amounts to a repudiatory breach or not), the Buyer may by notice to the Sellers:

     4.4.1 proceed to Completion to the extent reasonably practicable (but if the Buyer exercises its right pursuant to this Clause , Completion of the purchase of some of the Sale Shares will not affect the Buyer's rights with respect to the other Sale Shares);

     4.4.2 postpone Completion to a date not more than 30 Business Days after the Completion Date and not later than 17 October 2007 or such other date agreed by all Parties in writing; or

     4.4.3  terminate this Agreement.

4.5 If the Buyer postpones Completion to another date in accordance with Clause , the provisions of this Agreement shall apply as if that other date is the Completion Date.

4.6 If the Buyer terminates this Agreement pursuant to Clause , each party's further rights and obligations cease immediately on termination, but termination does not affect a party's accrued rights and obligations at the date of termination.


5.   WARRANTIES AND PRE-COMPLETION CONDUCT

5.1 The Sellers and Warrantors jointly and severally represent and warrant to the Buyer that, subject to the matters disclosed in the Disclosure Letter (in the form delivered as of the date of this Agreement), each Warranty is true, accurate and not misleading in all material aspects at the date of this Agreement. Immediately before Completion, the Sellers and Warrantors are deemed to jointly and severally to represent and warrant to the Buyer that, subject to the matters disclosed in the Disclosure Letter, each Warranty is true, accurate and not misleading in all material respects by reference to the facts and circumstances as at Completion. For this purpose only, where there is an express or implied reference in a Warranty to the "date of this Agreement", that reference is to be construed as a reference to Completion.

5.2 Each Seller and Warrantor acknowledges that the Buyer is entering into this Agreement in reliance on each Warranty (each of which has also been given as a representation) and with the intention of inducing the Buyer to enter into and perform its obligations under this Agreement.

5.3 The Warranties are qualified by the facts and circumstances disclosed in the Disclosure Letter. No other knowledge relating to any Group Company (actual, constructive or imputed) prevents or limits a claim made by the Buyer for breach of Clause . None of the Sellers shall invoke the Buyer's knowledge (actual, constructive or imputed) of a fact or circumstance which might make a Warranty untrue, inaccurate or misleading as a defense to a claim for breach of Clause .

5.4 Reference to any facts and circumstances being disclosed as exceptions to the Warranties shall be deemed to be a reference to them being fully, fairly, specifically and accurately disclosed in the Disclosure Letter in such a manner that:

     5.4.1  in  the  context  of  the disclosures contained in the Disclosure
            Letter:

           (a) the significance of the information disclosed and its relevance to a particular Warranty ought reasonably to be appreciated by a similarly situated buyer, taking into account the paragraphs or subject matters in relation to which the information was disclosed;

           (b) there is not omitted from the information disclosed any information which would have the effect of rendering the information so disclosed misleading in any respect; and

     5.4.2 in the context of any document treated as disclosed by the Disclosure Letter, the matter disclosed is reasonably apparent from the terms of the document,

     and nothing disclosed by the Sellers to the Buyer other than in the Disclosure Letter and in accordance with the provisions of this Clause shall constitute disclosure as exceptions to the Warranties for the purposes of this Agreement.

5.5 Conditional upon and subject to the Completion, each Seller and Warrantor undertakes not to make any claim against any Group Company or any director, officer or employee of any Group Company other than the Warrantors which it may have in respect of a misrepresentation, inaccuracy or omission in or from information or advice provided by such Group Company or a director, officer or employee of such Group Company other than the Warrantors for the purpose of assisting the Seller to make a representation, give a Warranty or prepare the Disclosure Letter.

5.6 Each Warranty is to be construed independently and (except where this Agreement provides otherwise) is not limited by a provision of this Agreement or another Warranty.

5.7 Between the execution of this Agreement and Completion the Sellers and Warrantors shall:

     5.7.1  ensure that each Group Company complies with Schedule 5;

     5.7.2 notify the Buyer immediately if it becomes aware of a fact or circumstance which constitutes or which would or might constitute a breach (whether repudiatory in nature or not) of Clause or or which would or might cause a Warranty to be untrue, inaccurate or misleading if given in respect of the facts or circumstances as at Completion.

5.8 The Buyer warrants to the Sellers that each Buyer's Warranty is true, accurate and not misleading at the date of this Agreement. Immediately before Completion, the Buyer is deemed to warrant to the Sellers that each Buyer's Warranty is true, accurate and not misleading by reference to the facts and circumstances as at Completion, subject to changes contemplated by this Agreement or otherwise disclosed by the Buyer in writing. For this purpose only, where there is an express or implied reference in a Warranty to the "date of this Agreement", that reference is to be construed as a reference to Completion.


6.   THE BUYER'S REMEDIES AND THE SELLER'S REMEDIES

6.1 The Sellers and the Warrantors hereby jointly and severally agree with the Buyer to indemnify the Buyer as provided in this Clause 6. As used in this Clause 6:

     6.1.1 the term "Damages" shall mean all losses, claims, damages, costs and expenses (including reasonable legal expenses), liabilities and reduction in value which a Buyer Indemnitee (as defined in Clause 6.5) may sustain, suffer or incur which arises out of or in connection with this Agreement including, without limitation, each loss, claim, damage, liability, cost and expense (including legal fees) incurred as a result of defending or settling a Relevant Claim; and

     6.1.2 the term "Third Party Claim" shall mean any claim, action, suit or like matter which is asserted by a party other than the parties hereto against the Buyer or any Group Company with respect to such Group Company's business and operations or the transactions contemplated under this Agreement, provided however, that a claim from a Tax Authority under the Tax Deed shall not be regarded as a Third Party Claim and shall be governed under the Tax Deed.

6.2 If, at any time before Completion, the Buyer reasonably considers that any Seller or Warrantor is in breach of any provision of this Agreement (whether such breach amounts to a repudiatory breach or not) or if any of the Sellers gives a notice under Clause , the Buyer may, by notice in writing to Sellers, elect to proceed to Completion or terminate this Agreement.

6.3 If the Buyer terminates this Agreement pursuant to Clause 6.2, each party's further rights and obligations shall cease immediately on termination, but termination will not affect a party's accrued rights and obligations at the date of termination.

6.4 If the Buyer elects to proceed to Completion pursuant to Clause 6.2, then the parties should discuss in good faith and seek acceptable terms and conditions in writing.

6.5 Subject to the limitations and conditions set forth in this Clause 6, the Sellers and Warrantors shall jointly and severally indemnify, save and keep the Buyer, its officers, directors, shareholders and agents and each and all the Group Companies (each a "Buyer Indemnitee" and collectively the "Buyer Indemnitees") harmless against and from all Damages sustained or incurred by any Buyer Indemnitee arising from or in connection with:

     6.5.1  any breach of any Warranty of the Sellers or Warrantors;

     6.5.2 any breach or default of, or failure to comply with, any of the covenants, obligations or agreements of the Sellers or Warrantors under this Agreement, the Tax Deed, any other Ancillary Documentation and/or in any document or certificate delivered pursuant thereto; and

     6.5.3  any  claims  in  connection  with  or  arising from  the  use  of
            warehouses  without  appropriate  title  certificates   prior  to
            December 31, 2007.

6.6 Subject to Clause 6.9 below, the indemnification obligations of the Sellers and Warrantors pursuant to the provisions of Clause 6 are subject to the following limitations:

     6.6.1 The Buyer Indemnitee(s) shall not be entitled to recover under Clause 6:

           (a) unless a claim has been asserted by written notice, specifying the grounds for indemnification and delivered to the Sellers' Representatives;

           (b) until the aggregate amount of all asserted Damages exceed US$350,000, but at such point the Sellers and Warrantors shall be liable for the whole of such amount and not just the excess; provided also that in calculating the US$350,000, all Damages shall be aggregated, and not just the Damages that exceed US$350,000;

           (c) to the extent the Buyer Indemnitees received the proceeds of any insurance held by the Group Company covering the subject matter; and

           (d) any additional amount of the Damages from any Sellers or Warrantors, if Damages recovered under this Agreement have exceeded the Purchase Price.

     6.6.2 Preferred Share Seller will not be liable for any Relevant Claim unless the Sellers' Representatives have received written notices regarding the Relevant Claim from the Buyer prior to the second anniversary of the Completion. For the avoidance of doubt, the Preferred Share Seller will be liable for a Relevant Claim if the Buyer Indemnitee(s) has given written notices to the Sellers' Representatives regarding a Relevant Claim prior to the second anniversary of the Completion but final resolution regarding such Relevant Claim occurs only after the second anniversary of the Completion.

     6.6.3 Notwithstanding anything to the contrary in this Agreement but subject to Clause 6.9, CVDS' liability under this Agreement shall in no event and under no circumstances exceed the US$3,005,100 it contributes to the Retained Amount and deposits into the Escrow Account pursuant to the Escrow Agreement, SEAVI's liability under this Agreement shall in no event exceed the US$1,730,700 it contributes to the Retained Amount and deposits into the Escrow Account pursuant to the Escrow Agreement, and Fortis' liability under this Agreement shall in no event exceed the US $519,300 it contributes to the Retained Amount and deposits into the Escrow Account pursuant to the Escrow Agreement, provided however that such limitation shall not in any way prejudice the rights of the Buyer Indemnitee(s) to recover from the Ordinary Share Sellers and Warrantors under this Agreement.

6.7 Promptly after receipt by a Buyer Indemnitee under this Clause 6 of notice of any Third Party Claim, and in any event within the time period necessary to respond to such pleading, the Buyer shall deliver to Sellers' Representatives a written notice setting forth with reasonable specificity the facts and circumstances of which such Buyer Indemnitee has received such Third Party Claim and the basis upon which the Buyer Indemnitee's claim for indemnification is asserted. Upon receipt of such notice, each of the Sellers and Warrantors shall have the right to participate in, and, to the extent any Sellers and Warrantors so desires, jointly with any other Sellers and Warrantors similarly noticed (if any), to assume control of the defense thereof at its own expense and with counsel of its own choice; provided, however, that the Sellers and Warrantors shall diligently pursue such defense. If in the reasonable opinion of the Buyer, the Sellers and Warrantors cannot diligently pursue such defense or cannot reach internal consensus on ways to pursue such defense, the Buyer may, after giving written notice to the Sellers' Representatives, assume control of the defense. For the avoidance of doubt no Buyer Indemnitee shall settle any Third Party Claim without consent of any of the Sellers and Warrantors. The Sellers and Warrantors or the Buyer Indemnitee, as the case may be, shall in good faith cooperate with and assist the defending party in the defense of such Third Party Claim.

6.8 Except in respect of claims based upon fraud and subject to other terms and conditions of this Agreement, the indemnification accorded by this Clause 6 shall be the sole and exclusive remedy of the Buyer under this Agreement in respect of any misrepresentation or inaccuracy in, or breach of, any representation or warranty or any breach or failure in performance of any covenant or agreement made in this Agreement, the Ancillary Documentation, and/or in any document or certificate delivered pursuant thereto. Notwithstanding the foregoing, in the event of any breach or failure in performance after the Completion of any covenant or agreement, the Buyer shall also be entitled to seek specific performance, injunctive or other equitable relief.

6.9 Notwithstanding any other provision hereof, nothing in this Clause 6 shall limit, in any manner, any remedy at law or equity, to which the Buyer may be entitled as a result of (i) fraud by any Seller or Warrantor committed to the Buyer; or (ii) any misrepresentations relating to the title to the Sale Shares.

6.10 Subject to each limitation and condition set forth in Clause 6.11 below, the Buyer agrees to indemnify and hold harmless the Sellers against all damages sustained or incurred by the Sellers arising from or in connection with any breach or default of, or failure to comply with any of Buyer's Warranties and any covenants, obligations or agreements of the Buyer under this Agreement:

6.11 The Sellers shall not be entitled to recover from the Buyer and the Buyer shall not be obligated to indemnify the Sellers under Clause 6.10:

           (a) unless a claim has been asserted by written notice, specifying the grounds for indemnification and delivered to the Buyer prior to the second anniversary of the Completion;

           (b) until the aggregate amount of all asserted damages exceed US$350,000, but at such point the Buyer shall be liable for the whole of such amount and not just the excess; provided also that in calculating the US$350,000, all damages shall be aggregated, and not just the damages that exceed US$350,000;

           (c) to the extent the Seller received the proceeds of any insurance maintained by it; and

           (d) in respect of any additional amount of the damages from the Buyer, if damages recovered under this Agreement from the Buyer have exceeded the Retained Payment.


7.   FURTHER UNDERTAKINGS BY THE SELLERS

7.1 Subject to Clause 7.2, each of the Sellers and Warrantors undertakes to the Buyer that it will not do any of the following things:

     7.1.1 for a period of 3 years starting on the Completion Date, either alone or jointly with, through or as adviser to, or agent of, or manager for, any person directly or indirectly carry on or be engaged, concerned or interested in or assist a business in the PRC which competes, directly or indirectly, with a business of a Group Company as carried on at the date of this Agreement or at any time in the twelve months prior to that date;

     7.1.2 for a period of 3 years starting on the Completion Date, on its own account or in conjunction with or on behalf of any other person in respect of the services of a business of a Group Company either seek to obtain orders from, or do business with, or encourage directly or indirectly another person to obtain orders from or do business with, a person who has been a customer of that business at any time during the twelve months prior to the date of this Agreement for the products or services of that business in its territory of operation; or

     7.1.3 for a period of 3 years starting on the Completion Date directly or indirectly solicit or initiate contact with, with a view to his engagement or employment by another person, a director, officer, employee or manager of a Group Company or a person who was a director, officer, employee or manager of a Group Company at any time during the twelve months prior to the date of this Agreement, in either case where the person in question either has Confidential Information or would be in a position to exploit a Group Company's trade connections.

7.2 Notwithstanding anything to the contrary in Clause 7.1 and for purposes of clarification, but subject to such Sellers' confidentiality obligations hereunder, the provisions of Clause 7.1 shall not apply to equity investment conducted or to be conducted by any Preferred Share Seller, in each case, in its capacity as an institutional private equity investor; nor shall any competitive conduct by any of its portfolio companies set forth in Clause 7.1 above be attributed to such institutional private equity investor.

7.3 In addition to the actions pending Completion set forth in Schedule 5, from the date of this Agreement to Completion, each Seller and Warrantor shall not, directly or indirectly:

     7.3.1 enter into or engage in any discussion or negotiation with any person except the Buyer in connection with the sale of any Group Company or the business or any part of the business of or (except in the usual course of business or as contemplated under this Agreement and the Ancillary Documentation) any of the assets of the business of any Group Company;

     7.3.2 enter into an agreement or arrangement with any person except the Buyer or any person designated by the Buyer in connection with the sale of any Group Company or the business or any part of the business of or (except in the ordinary course of business or as contemplated under this Agreement and the Ancillary Documentation) any of the assets of any Group Company; or

     7.3.3 make available to any person except the Buyer, its directors, officers, duly authorised representatives, advisers or agents any information relating to the sale of any Group Company or the business or any part of the business of or (except in the usual course of business or as contemplated under this Agreement and the Ancillary Documentation) any of the assets of any Group Company.

7.4 On and immediately after Completion, each Warrantor and Seller shall use their reasonable best efforts to assist the Buyer to procure:

           (a) that all filings and registrations for the replacement of all directors and secretary of the Company, and for the replacement of all directors and supervisors of each Group Company incorporated in the PRC be completed within one month after Completion;

           (b) that each Group Company has filed the change of bank signatories and other mandates to the satisfaction of the Buyer for all of its RMB and foreign exchange bank accounts within 15 days after Completion;

           (c) that Chic's Mart Trading Co., Ltd. shall have repaid all its outstanding loans owed to the Subsidiaries within 15 Business Days after Completion;

           (d) that no new Employee Benefit Plan of the Group be introduced, amended or discontinued during the period from Completion to 31 December 2007; and

           (e) during the period from Completion to 31 December 2007, (i) that the business of each Group Company is operated in the usual way and according to its existing 2007 budgetary and business plan of the Group so as to maintain that business as a going concern, (ii) that sufficient working capital is maintained for the purposes of continuing to carry on the business of each Group Company in its present form and at its present level of turnover, and (iii) that the turnovers of any Group Company be managed in a way consistent with its good faith practice in the past two years prior to the Completion.

7.5 Prosper Field agrees to release proceeds to each warrant holder pursuant to Clause 3.1.20 of this Agreement.

7.6 Each Warrantor agrees to remain employed by a Subsidiary and shall procure that each Key Personnel remains employed by a Subsidiary for a term of no less than three (3) years after Completion and to devote sufficient business efforts and time to the Group Companies.

7.7 Each Warrantor agrees to duly file all requisite changes and discharge all requisite obligations in connection with the transaction contemplated in this Agreement under the Circular on Issues Relevant to Foreign Exchange Administration with Respect to Fund Raising and Round-trip Investment by Domestic Residents Through Offshore Special Purpose Vehicles and its interpreting rules.

7.8 Each undertaking in this Clause 7 constitutes an entirely independent undertaking and shall bind the applicable Sellers and Warrantors.

7.9 On receiving the Buyer's reasonable request each Seller and Warrantor shall (at its cost):

     7.9.1 do and execute, or arrange to be done and executed, each act, document and thing necessary to implement this Agreement and the Ancillary Documentation;

     7.9.2 give to the Buyer all information it possesses or to which it has access relating to a Group Company's business and allow the Buyer to copy any document containing that information; and

     7.9.3  procure each Group Company to do the same.


8.   UNDERTAKINGS BY THE BUYER

8.1  From the Completion Date to December 31, 2007:

     8.1.1 subject to matters reserved for the approval of the Joint Management Committee, Buyer shall minimize its participation and involvement in the daily management of the Group and its operations unless necessary for maintaining the Group Companies' normal course of businesses; Buyer shall not modify the existing 2007 budgetary and business plan of the Group Companies without the consent of all members of the Joint Management Committee;

     8.1.2 in the event Buyer proposes any significant expenditure or investment (capital or operational) to be made by the Group, such proposal shall be subject to the consent of all members of the Joint Management Committee unless such expenditure or investment is required for the implementation of new or existing customer contracts;

     8.1.3 Buyer shall not incur costs or expenses for or on half of the Group and may not otherwise divert revenues or profits of the Group to its other affiliates through transfer pricing or otherwise;

     8.1.4 in the event the integration of existing logistics business of Buyer or its affiliates in the PRC is carried out prior to December 31, 2007, such business integration shall not adversely affect the operations of the Group without the consent of all members of the Joint Management Committee; and

     8.1.5 Buyer shall not replace the current management team or otherwise make significant personnel changes without the consent of all members of the Joint Management Committee unless the related management team member is in serious breach of labour contract or violation of law.

8.2 For the avoidance of doubt, nothing contained in Clause 8.1 shall restrict Buyer's right as the shareholder of the Company to exercise ultimate control over the Company and its Subsidiaries in any respect, including, without limitation, the hiring or termination of employees, the incurrence of expenses and requiring compliance with Buyer's and its Affiliates' internal controls, corporate governance policies and procedures, legal and regulatory compliance standards and consumer data guidelines and privacy rules and regulations.

8.3 If so requested by the Sellers, Buyer shall procure that the Company provide to the Sellers, promptly when available, (i) the unconsolidated balance sheet of the Company as of Completion and December 31, 2007; and
     (ii) the unconsolidated profit and loss of the Company for the period from January 1, 2007 to Completion and to December 31, 2007.

8.4 From the date of this Agreement to Completion, on receiving the Sellers' reasonable request Buyer shall (at its cost) do and execute, or arrange to be done and executed, each act, document and thing necessary to implement this Agreement and the Ancillary Documentation.


9.   JOINT TRANSITIONAL MANAGEMENT COMMITTEE

9.1 The parties agree to establish a joint transitional management committee with due authorization from all shareholders of each Group Company to approve the matters set forth in Clause 9.2 of this Agreement during the period from Completion to 31 December 2007 (the "Joint Management Committee"). The Joint Management Committee shall have three (3) members being Johnson Shen and two (2) members appointed by the Buyer. The Preferred Share Sellers may jointly appoint one (1) observer to attend all meetings of the Joint Management Committee in a non-voting observer capacity and subject to appropriate confidentiality undertakings.

9.2 The parties agree that during the period referred to in Clause 9.1 the following matters with regards to or in connection with any Group Company shall require the prior written approval of the simple majority of all members of the Joint Management Committee:

     9.2.1  creating,   altering   or   changing   the  rights,  preferences,
            privileges, classification of the shares or equity interest;

     9.2.2 increase or decrease of the authorized or outstanding number of the shares or registered capital;

     9.2.3 amendment or waiver of any provisions of the memorandum of association and articles of association;

     9.2.4 changing the authorized size of the board of directors or board of shareholders;

     9.2.5 any share or equity transfer, merger or consolidation of such Group Company;

     9.2.6 the formation, reorganization or dissolution of any subsidiary or joint venture;

     9.2.7 any transaction between any Group Company and/or its shareholder, employees, officers, directors or their respective affiliates; and

     9.2.8 the appointment and removal of auditors of any Group Company or any material change in, or deviation to, the 2007 budgetary or business plan, or the accounting and financial policies of any Group Company.

9.3 The parties agree that during the period referred to in Clause 9.1 the following matters with regards to or in connection with any Group Company shall require the prior written approval of all members of the Joint Management Committee:

     9.3.1 capital expenditures other than those (i) contemplated in the existing 2007 budgetary and business plan of the Group or (ii) required for the implementation of new or existing customer contracts;

     9.3.2 changing the existing 2007 budgetary and business plan of the Group;

     9.3.3 the hiring and removal of the senior management of any Group Company or changes to their salaries;

     9.3.4 changing any Employee Benefit Plan or making any awards under any Employee Benefit Plan;

     9.3.5  declaration or payment of any dividends;

     9.3.6 borrowing any loans or incurring any debt, contingent or other liability in a single transaction in excess of US$150,000;

     9.3.7  commencing or settling any material litigation;

     9.3.8 any transfer of any assets of any Group Company or any transfer or licensing of any Intellectual Property Rights with a value in excess of US$150,000 or outside the ordinary course of business;

     9.3.9  steps towards the winding up, dissolution or liquidation;

     9.3.10 integrating any existing logistics business of Buyer or its affiliates in the PRC with that of any Group Companies;

     9.3.11 any material departure from business in the ordinary course; and

     9.3.12 any other action that may have a Material Adverse Change on any Group Company.

9.4 The Warrantors shall procure that the management team of the Group submit the matters set forth in Clauses 9.2 and 9.3 for the approval of the Joint Management Committee.


10.  CONFIDENTIAL INFORMATION

10.1 Each Seller and Warrantor undertakes to the Buyer that after Completion each of the Sellers and Warrantors shall:

     10.1.1 not use or disclose to any person Confidential Information it has or acquires; and

     10.1.2 use its reasonable best efforts to prevent the unlawful or prohibited use or disclosure of Confidential Information.

     Each Warrantor undertakes to the Buyer that after Completion that it shall use best efforts to ensure that each Group Company complies with Clauses 10.1.1 and 10.1.2.

10.2 Clause 10.1 does not apply to disclosure of Confidential Information:

     10.2.1 to a director, officer or employee of the Buyer or of a Group Company whose function requires him to have the Confidential Information provided that such disclosure is essential for his function and is on the basis that Clause 10.1 applies to the disclosure by such director, officer or employee;

     10.2.2 required to be disclosed by law, by a rule of a listing authority by which a Seller's shares are listed, a stock exchange on which a Seller's shares are listed or traded or by a governmental authority or other authority with relevant powers to which the Seller is subject or submits, whether or not the requirement has the force of law provided that the disclosure shall so far as is practicable be made after consultation with the Buyer and after taking into account the Buyer's reasonable requirements as to its timing, content and manner of making or despatch; or

     10.2.3 to an adviser for the purpose of advising the Seller in connection with the transactions contemplated by this Agreement provided that such disclosure is essential for these purposes and is on the basis that Clause 10.1 applies to the disclosure by the adviser.


11.  ANNOUNCEMENTS

11.1 Subject to Clause 11.2, neither party may, before or after Completion, make or send a public announcement, communication or circular concerning the transactions referred to in this Agreement unless it has first obtained the other parties' written consent, which may not be unreasonably withheld or delayed.

11.2 Clause 11.1 does not apply to a public announcement, communication or circular:

     11.2.1 made or sent by the Buyer after Completion to a customer, client or supplier of a Group Company informing it of the Buyer's purchase of the Sale Shares; or

     11.2.2 required by law, by a rule of a listing authority by which a party's shares are listed, a stock exchange on which a parties' shares are listed or traded or by a governmental authority or other authority with relevant powers to which either party is subject or submits, whether or not the requirement has the force of law, provided that the public announcement, communication or circular shall, so far as is practicable, be made after consultation with the other parties and after taking into account the reasonable requirements of the other parties as to its timing, content and manner of making or despatch.


12.  COSTS

     Except where this Agreement or the relevant document provides otherwise, each party shall pay its own costs relating to the negotiation, preparation, execution and performance by it of this Agreement and of each document referred to in it.


13.  ESCROW ACCOUNT

13.1 If the Buyer desires to use any of the Retained Payment in the Escrow Account in settling any Relevant Claim:

     13.1.1 the Buyer shall notify the Sellers' Representatives in writing of the Relevant Claim ("Notice of Claim"), stating in reasonable details the nature of the Relevant Claim and the amount claimed in respect of the Relevant Claim (the "Amount Claimed");

     13.1.2 within five days of receipt of Notice of Claim, the Sellers shall notify the Buyer in writing indicating:

           (a) whether or not the Sellers accept responsibility for the Relevant Claim; and

           (b) whether or not the Sellers agree to assume responsibility for the Amount Claimed and if they do not, the part of the Amount Claimed they are willing to assume responsibility;

     13.1.3 if the Sellers fail to notify the Buyer in accordance with Clause , the Amount Claimed shall be paid to the Buyer out of the Retained Payment standing to the credit of the Escrow Account;

     13.1.4 without prejudice to Clause , if the Sellers accept liability in respect of a Relevant Claim but accept part only of the Amount Claimed, that part of the Amount Claimed which is accepted shall be paid to the Buyer out of the Retained Payment standing to the credit of the Escrow Account; and

     13.1.5 if the Sellers accept the Amount Claimed or, in the event the Sellers do not accept liability, do not accept the Amount Claim or do not accept part of the Amount Claimed, there is a determination of the amount payable in respect of the Relevant Claim by a court or arbitration tribunal of competent jurisdiction against which no appeal has been lodged or is incapable of being lodged within the statutory time limit or all appeals have been exhausted, the amount so accepted or determined (in the latter case less any money previously paid under Clause in respect of the Relevant Claim) shall be paid to the Buyer out of the Retained Payment standing to the credit of the Escrow Account.

13.2 To the extent that a payment to the Buyer out of the Escrow Account is made in partial satisfaction of an Amount Claimed, such payment is deemed to be a payment on account of the amount finally agreed or determined to be payable in respect of the Amount Claimed.

13.3 Subject to the limitation of liabilities as set forth in Clause 6 of this Agreement, the Sellers' liability in respect of Relevant Claims shall not be limited by the amount of the Retained Payment standing to the credit of the Escrow Account from time to time.

13.4 The balance in the Escrow Account shall be released according to the following schedule:

     13.4.1 On the date which is one week after the Group's consolidated Accounts for the financial year ending on 31 December 2008 are made available, two thirds of the Retained Payment after deducting the total of the then outstanding Amounts Claimed in respect of which payment has not been made under Clause , plus all interest accrued as of the date thereof, shall be paid to the Sellers by wire transfer of such amount to an account jointly designated by the Sellers.

     13.4.2 On the second anniversary of the Completion Date, all the remaining amounts after deducting the total of the then outstanding Amounts Claimed in respect of which payment has not been made under Clause from the balance of the Escrow Account; plus interest accrued as of the date thereof, shall be automatically released from the Escrow Account and paid to the Sellers by wire transfer of such amount to an account jointly designated by the Sellers.

     13.4.3 After the second anniversary of the Completion Date (but without prejudice to Clause ), to the extent that the balance of the Escrow Account from time to time exceeds the total of the then outstanding Amounts Claimed in respect of which payment has not been made under Clause , that remaining part of the balance shall be paid to the Sellers on a pro-rata basis to their shareholdings in the Company immediately prior to Completion.

13.5 On the second anniversary of the Completion Date and simultaneously with the release of amounts according to Clause 13.4.2 above, the Buyer shall pay to the Sellers on a pro-rata basis to their shareholdings in the Company immediately prior to Completion an amount equivalent to the product of (i) the balance remaining in the escrow account immediately prior to the second anniversary of the Completion Date; and (ii) the percentage increase in EBITDA for the financial year ending on 31 December 2008 over the financial year ending on 31 December 2007 as indicated in the Accounts, provided however, if the EBITDA for the financial year ending on 31 December 2008 is equivalent to or less than the EBITDA for the financial year ending on 31 December 2007, the Buyer will not need to make any such payment to the Sellers.

13.6 If the Sellers or the Buyer are entitled to money from the Escrow Account, the Buyer and the Sellers shall jointly, or under Clause 13.1.3 or Clause 13.1.5, the Buyer shall individually, within seven days of the date on which the entitlement arises (the "Due Date") instruct the Escrow Agent in writing to release the money to the Sellers or the Buyer, as the case may be.

13.7 Interest accruing from time to time on the balance of the Retained Payment standing to the credit of the Escrow Account shall be added to the Retained Payment standing to the credit of the Escrow Account and shall form part of it for the purposes of this Clause .

13.8 The Sellers and the Buyer shall each pay one half of the Escrow Agent's costs in respect of any work done pursuant to this Clause .

13.9 The Buyer and the Sellers acknowledge that the Escrow Agent may withdraw from the Escrow Account an amount of tax on the interest earned in respect of money held in the Escrow Account for which it is or may become liable.

13.10All payments of an Amount Claimed made to the Buyer by the Escrow  Agent under this Clause shall be made gross and without deduction or withholding of any kind other than any deduction or withholding required by law.

13.11If a payment to the Buyer under this Clause will be or has been subject to Tax, the Escrow Agent shall on demand from the Buyer pay to the Buyer from the Escrow Account the amount (after taking into account Tax payable in respect of the amount) that will ensure that the Buyer receives and retains a net sum equal to the sum it would have received had the payment not been subject to Tax.

13.12This Clause 13 shall be in addition to and without prejudice to all other rights and remedies available to the Buyer pursuant to the terms and provisions of this Agreement.

13.13Notwithstanding anything to the contrary in this Clause 13, if there is any discrepancy between this Clause 13 and the Escrow Agreement, the Escrow Agreement shall control and prevail to the extent of discrepancy.


14.  GENERAL

14.1 A variation of this Agreement is valid only if it is in writing and signed by or on behalf of each party.

14.2 The failure to exercise or delay in exercising a right or remedy provided by this Agreement or by law does not impair or constitute a waiver of the right or remedy or an impairment of or a waiver of other rights or remedies. No single or partial exercise of a right or remedy provided by this Agreement or by law prevents further exercise of the right or remedy or the exercise of another right or remedy.

14.3 The parties' rights and remedies contained in this Agreement are cumulative and not exclusive of rights or remedies provided by law.

14.4 Except to the extent that they have been performed and except where this
     Agreement  provides  otherwise,  the  obligations  contained   in   this
     Agreement remain in force after Completion.

14.5 All payments made by the Sellers under Clauses 6 and 13 shall be made gross, free of right of counterclaim or set off and without deduction or withholding of any kind other than any deductions or withholding required by law.

14.6 Any date or period mentioned in this Agreement may be varied or extended by written agreement of all the parties hereto, but, as regards any date or period so varied or extended as aforesaid, or not having been so varied or extended, time shall be of the essence of this Agreement.

14.7 Any provision of this Agreement being prohibited by or unlawful or unenforceable under any applicable law actually applied by any court of competent jurisdiction shall, to the extent required by such law, be severed from this Agreement and rendered ineffective so far as is possible without modifying the remaining provisions of this Agreement.

14.8 The parties agree that this Agreement is jointly drafted by all the parties. Accordingly, the parties further agree that any and all rules of construction that ambiguity is construed against the drafting party is not applicable in any disputes concerning the terms, meaning and interpretation of this Agreement.


15.  ENTIRE AGREEMENT

     This Agreement and each document referred to in it/describe related agreements constitute the entire agreement and supersede any previous agreement between the parties relating to the subject matter of this Agreement.


16.  ASSIGNMENT

     This Agreement is personal to each Seller. Accordingly, each Seller shall not assign, transfer, declare a trust of the benefit of or in any other way alienate any of its rights under this Agreement whether in whole or in part.


17.  NOTICES

17.1 A notice or other communication under or in connection with this Agreement (a "Notice") shall be:

     17.1.1 in writing;

     17.1.2 in the English language; and

     17.1.3 delivered personally or sent by courier or by fax to the party due to receive the Notice to the address set out in Clause or to an alternative address, person or fax number specified by that party by not less than 7 days' written notice to the other party received before the Notice was despatched.

17.2 Unless there is evidence that it was received earlier, a Notice is deemed given if:

     17.2.1 delivered personally, when left at the address referred to in Clause 17.1.3;

     17.2.2 sent by courier, four Business Days after posting it; and

     17.2.3 sent by fax, when confirmation of its transmission has been recorded by the sender's fax machine.

17.3 The address referred to in Clause  is:

-----------------------------------------------------------------------------
|Name of party|Address                                           |Facsimile |
|             |                                                  |No.       |
-----------------------------------------------------------------------------
|CV           |0/0 ChinaVest Services Limited, P.O.Box 9955 GPO, |+852-2845-|
|Distribution |Hong Kong                                         |2949      |
|Services Ltd.|                                                  |          |
-----------------------------------------------------------------------------
|Swingside    |5705 57th Floor, The Centre, 99 Queen's Road      |+86-21-   |
|Limited      |Central, Hong Kong                                |6160-1198 |
-----------------------------------------------------------------------------
|SEAVI Advent |Attention: Mr Derrick Lee Meow Chan / Mr Hoe Boon |+ 65-6339-|
|CHL          |Kwee                                              |8247      |
|Investments  |c/o 331 North Bridge Road, #05-04 Odeon Towers,   |          |
|Ltd.         |Singapore, 188720                                 |          |
-----------------------------------------------------------------------------
|Fortis       |Attention: Mr Derrick Lee Meow Chan / Mr Hoe Boon |+ 65 6339 |
|Private      |Kwee                                              |8247      |
|Equity Asia  |c/o 331 North Bridge Road, #05-04 Odeon Towers,   |          |
|Fund N.V.    |Singapore, 188720                                 |          |
-----------------------------------------------------------------------------
|Prosper Field|Kingston Chambers, P. O. Box 173, Road Town,      |+86-21-   |
|Holdings     |Tortola, British Virgin Islands                   |6160-1198 |
|Limited      |                                                  |          |
-----------------------------------------------------------------------------
|Johnson Shen |No.190, Lane 3588 Dushi Road, Minghang District,  |+86-21-   |
|Qiwei        |Shanghai PRC, 201108                              |6160-1198 |
-----------------------------------------------------------------------------
|Jimmy Kang   |Room101, 139 Lijiang Shanshui, 999 Huajing Road,  |+86-21-   |
|Jimin        |Xuhui District, Shanghai PRC, 200231              |6160-1198 |
-----------------------------------------------------------------------------
|Menlo        |To each of:                                       |To each   |
|Worldwide,   |(i) Ms. Jennifer W. Pileggi, Senior Vice          |of:       |
|LLC          |President, General Counsel and Secretary, Con-Way |(i) +1-   |
|             |Inc.                                              |650-378-  |
|             |2855 Campus Drive, Suite 300                      |5464      |
|             |San Mateo, CA     94403                           |(ii) +852-|
|             |USA                                               |2737-2611 |
|             |                                                  |          |
|             |(ii) Mr. Frank W. Lange, Director, Strategic      |          |
|             |Acquisitions, Con-Way, Inc.                       |          |
|             |2855 Campus Drive, Suite 300                      |          |
|             |San Mateo, CA     94403                           |          |
|             |USA                                               |          |
-----------------------------------------------------------------------------



18.  FORCE MAJEURE.

     Neither party shall be liable to the other for any default or delay in performing any of its obligations if caused, directly or indirectly, by fire, flood, earthquake, acts of God, strikes, riots or civil disorders, unavoidable casualty, governmental order or state of war, accidents, interruptions of transportation facilities or delays in transit, supply shortages, failure of computers or equipment to properly process dates, or any cause beyond the reasonable control of a party. Should a force majeure event occur and affect a party's ability to perform its obligations hereunder, the party so affected shall notify its counterparty of the happening of any such event within a reasonable period of time. If due to such cause performance by the party is delayed, the period for performance shall be extended for a reasonable period of time to allow for completion of performance.


19.  GOVERNING LAW AND JURISDICTION

19.1 This Agreement is governed by Hong Kong law, without regard to its conflict of laws rules.

19.2 Any dispute, controversy or claim arising out of or in connection with this Agreement, or the breach, termination or invalidity thereof ("Dispute"), shall be settled by arbitration in accordance with the UNCITRAL Arbitration Rules as at present in force and as may be amended by the rest of this Clause. The appointing authority shall be the Hong Kong International Arbitration Centre. There shall be three (3) arbitrators. The Buyer shall be entitled to appoint one (1) arbitrator. The Warrantors and Sellers shall be entitled to jointly appoint one (1) arbitrator. The third arbitrator who shall be of a different nationality from any of the parties shall be agreed upon by the two party appointed arbitrators within thirty (30) days of the appointment of the second arbitrator or, in default thereof, be appointed by the Chairman of the Hong Kong International Arbitration Centre. The place of arbitration shall be Hong Kong. The language in the arbitration proceedings shall be English. The arbitral tribunal may not award exemplary, punitive, multiple or any form of non-compensatory damages. The decision and award of the arbitral tribunal shall be final and binding on the Parties and may be entered and enforced in any court having jurisdiction, and the Parties irrevocably and unconditionally waive any and all rights to any form of appeal, review or recourse to any state or other judicial authority, insofar as such waiver may be validly made. Notwithstanding the foregoing, the Parties shall have the right to seek interim injunctive relief or other interim relief from a court of competent jurisdiction, before the arbitral tribunal has been appointed. Without prejudice to such provisional remedies as maybe available under the jurisdiction of a national court, the arbitral tribunal shall have full authority to grant provisional remedies or order the parties to request that a court modify or vacate any temporary or preliminary relief issued by such court, and to award damages for the failure of any party to respect the arbitral tribunal's orders to that effect.

19.3 The parties agree that the documents which start any proceedings relating to a Dispute and any other documents required to be served in relation to such proceedings may be served on the Seller in accordance with Clause . These documents may, however, be served in any other manner allowed by law. This Clause applies to all proceedings wherever started.


20.  GOVERNING LANGUAGE

20.1 Each notice, demand, request, statement, instrument, certificate or other communication given, delivered or made by a party to any other party under or in connection with this Agreement shall be:

     20.1.1 in English; or

     20.1.2 if not in English, accompanied by an English translation made by a translator, and certified by such translator to be accurate.

20.2 The receiving party shall be entitled to assume the accuracy of and rely upon any English translation of any document provided pursuant to Clause 20.1.2.


21.  FURTHER ASSURANCES

21.1 Subject to Completion, each of the Sellers agrees with and undertakes to the Buyer that at any time and from time to time upon the written request of the Buyer, it shall do, execute and perform such further acts, deeds, documents and things as the Buyer may reasonably require:

     21.1.1 to effectively vest beneficial ownership of the Sale Shares in the Buyer or as it may direct free from all encumbrances;

     21.1.2 to give the full effect of this Agreement and confer the full benefit of this Agreement on the Buyer (or such other person as it may direct); and

     21.1.3 for the purpose of enforcing the Buyer's rights under this Agreement against any third party.

21.2 Subject to Completion, the Buyer agrees with and undertakes to the Sellers that at any time and from time to time upon the written request of the Sellers' Representatives, it shall do, execute and perform such further acts, deeds, documents and things as the Sellers may reasonably require:

     21.2.1 to give the full effect of this Agreement and confer the full benefit of this Agreement on the Sellers (or such other person as it may direct); and

     21.2.2 for the purpose of enforcing the Sellers' rights under this Agreement against any third party.


22.  COUNTERPARTS

     This Agreement may be executed in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties.












   SCHEDULE  1 INFORMATION ABOUT THE SELLERS, COMPANY AND THE SUBSIDIARIES

                            PART A:  THE SELLERS



-----------------------------------------------------------------------------
|(1) Seller      |(2) Sale Shares     |(3) Percentage of Total Outstanding  |
|                |                    |Shares of the Company                |
|                |--------------------|                                     |
|                |Preferred |Ordinary |                                     |
|                |Sale      |Sale     |                                     |
|                |Shares    |Shares   |                                     |
-----------------------------------------------------------------------------
|CV Distribution |446,119   |N/A      |33.39%                               |
|Services Ltd.   |Preferred |         |                                     |
|                |A Shares  |         |                                     |
|                |          |         |                                     |
|                |30,556    |         |                                     |
|                |Preferred |         |                                     |
|                |B Shares  |         |                                     |
-----------------------------------------------------------------------------
|SEAVI Advent CHL|274,525   |N/A      |19.23%                               |
|Investments Ltd.|Preferred |         |                                     |
|                |B Shares  |         |                                     |
-----------------------------------------------------------------------------
|Fortis Private  |82,357    |N/A      |5.77%                                |
|Equity Asia Fund|Preferred |         |                                     |
|N.V.            |B Shares  |         |                                     |
-----------------------------------------------------------------------------
|Swingside       |N/A       |449,222  |31.46%                               |
|Limited         |          |Ordinary |                                     |
|                |          |Shares   |                                     |
-----------------------------------------------------------------------------
|Prosper Field   |N/A       |144,999  |10.15%                               |
|Holdings Limited|          |Ordinary |                                     |
|                |          |Shares   |                                     |
-----------------------------------------------------------------------------







                             PART B: THE COMPANY

                            Chic Holdings Limited


1.   Registered number:                 MC-89785

2.   Place of incorporation:            Cayman Islands

3.   Address  of  registered  office:   the  offices  of   Maples  and  Calder,
                                        Attorneys-at-Law, Ugland House, P.O.
                                        Box 309, George Town,  Grand  Cayman,
                                        Cayman Islands,  British  West Indies

4.   Authorised share capital:          US$50,000

5.   Issued share capital:              446,119 Series A Preference Shares,
                                        387,438 Series B Preference Shares,
                                        594,221 Ordinary Shares

6.   Directors:                         Edward Collins, Derrick Lee and
                                        Johnson Shen

7.   Secretary:                         N/A

8.   Accounting reference date:         December 31

9.   Auditors:                          Deloitte Touche  Tohmatsu Huayong
                                        Public Accountants Co., Ltd.










                          PART C: THE SUBSIDIARIES

                    (a) Shanghai Chic Logistics Co., Ltd.



1.   Registered number:                 Qiduhuzongzi No. 032505 (Putuo)

2.   Place of incorporation:            Shanghai, China

3.   Address of registered office:      No.  55,  Lane   356,  Gu  Lang  Road,
                                        Putuo District

4.   Total investment                   US$ 15,000,000

5.   Registered capital:                US$ 8,500,000

6.   Paid-in capital:                   US$ 8,500,000

7.   Directors:                         Johnson Shen, Ping Li, and Chan Lau
                                        Yui Kevin




             (b) Shanghai Chic Supply Chain Management Co., Ltd.



1.   Registered number:                 No. 3101152025477

2.   Place of incorporation:            Shanghai

3.   Address of registered office:      Section  L, the 6th  Floor,  No.12
                                        Building,Xiya Road, Shanghai
                                        Waigaoqiao Free Trade Zone

4.   Registered capital:                RMB 10,000,000

5.   Paid-in capital:                   RMB 10,000,000

6.   Directors:                         Johnson Shen, Ping Li, and Chan
                                        Lau Yui Kevin















            (c) Shanghai Chic Storage and Transportation Co., Ltd.



1.   Registered number:                 No.310227000543077

2.   Place of incorporation:            Shanghai

3.   Address of registered office:      Xinmin Development Zone, Songjiang
                                        District

4.   Registered capital:                RMB 8,000,000

5.   Paid-in capital:                   RMB 8,000,000

6.   Executive Director:                Johnson Shen



                  (d) Shanghai New Chic Logistics Co., Ltd.



1.   Registered number:                 No. 3102292103686

2.   Place of incorporation:            Shanghai

3.   Address of registered office:      No. 1-364,  Hexiang  Road, Baihe
                                        Town, Qingpu District, Shanghai

4.   Registered capital:                RMB500,000

5.   Paid-in capital:                   RMB500,000

6.   Executive Director:                Johnson Shen









                     SCHEDULE  2 COMPLETION REQUIREMENTS

1.      Sellers' obligations

1.1 At Completion the Sellers and Warrantors shall deliver to the Buyer's Legal Counsel:

       1.1.1.a closing certificate, dated the Completion Date, certifying that (i) each condition specified in Clause 3.1 of this Agreement has been fulfilled; (ii) each Warranty is true, accurate and not misleading; (iii) each covenant of the Sellers to be performed prior to Completion under this Agreement has been duly fulfilled; and (iv) there has been no Material Adverse Change since the date of this Agreement;

       1.1.2.written resolutions of the board of directors of the Company as referenced to in Clause 1.2 of this Schedule;

       1.1.3.duly executed transfer(s) in respect of the Sale Shares to the Buyer and the share certificate(s) for the Sale Shares issued to the Buyer;

       1.1.4.updated Register of Members and Register of Directors certified by the Company;

       1.1.5.as evidence of the authority of each person executing a document referred to in this Schedule 2 on a Seller's behalf:

           (a) a copy of the minutes of a duly held meeting of the directors of the Seller (or a duly constituted committee thereof) authorising the execution by the Seller of the document and, where such execution is authorised by a committee of the board of directors of the Seller, a copy of the minutes of a duly held meeting of the directors constituting such committee or the relevant extract thereof; or

           (b) a copy of the power of attorney conferring the authority,

           in each case certified to be a true copy by a director or the secretary of the Seller;

       1.1.6.the common seal,  company seal and finance seal (if any) of each
             Group Company; each register, minute book and other book required to be kept by each Group Company under relevant laws or regulations made up to the Completion Date; and each certificate of incorporation, certificate of approval and road transportation license for each Group Company;

       1.1.7.share   certificates  for  all  issued  shares   or   investment
             certificates (or certificate of verification of capital contribution issued by such firm of certified public accounts qualified to issue the same) for all equity interests in the registered capital of each Subsidiary and executed but uncompleted transfers and declarations of trust by the registered owner in respect of all those shares or equity interests that are beneficially owned by but not registered in the name of a Group Company;

       1.1.8.the Ancillary Documentation duly executed by all parties to such Ancillary Documentation;

       1.1.9.letter of resignations in the agreed form from each director, supervisor (if applicable) and secretary (as the case may be) of each Group Company expressed to take effect from the end of the meeting held at Completion pursuant to paragraph 1.2 with a statement confirming that the director, secretary or supervisor (as the case may be) has no claim against such company for compensation or loss of office or otherwise;

       1.1.10.all documentation relating to the Intellectual Property Rights including (without limitation) the original registration and renewal certificate for each of the Intellectual Property Rights which are registered or pending as at Completion;

       1.1.11.the certificate  of  good  standing  as  referenced to in Clause
             3.1.6 of the Agreement;

       1.1.12.copy  of  all  executed  instruments  for  replacement   of  the
             directors and supervisors as required under Clause 3.1.7 of the Agreement;

       1.1.13.copy of all executed written statement confirming such resigning director or supervisor has no claim against such company for compensation or loss of office or otherwise;

       1.1.14.copy of the termination agreement as required under Clause 3.1.8 of the Agreement;

       1.1.15.the financial statement as referenced to in Clause 3.1.10 of the Agreement;

       1.1.16.the legal opinions as referenced to in Clause 3.1.11 of the Agreement;

       1.1.17.copies of the agreements as referenced to in Clause 3.1.12 of the Agreement;

       1.1.18.the Tax Deed and the Escrow Agreement as referenced to in Clause 3.1.13 of the Agreement;

       1.1.19.copy of  the letter of understanding as referenced to in Clause
             3.1.14 of the Agreement;

       1.1.20.copy of the renewed service contracts with each of ICI and Butler as referenced to in Clauses 3.1.15 of the Agreement;

       1.1.21.evidence  of  effective  completion  of  the  transactions   as
             referenced to in Clauses 3.1.16 and 3.1.17 of the Agreement;

       1.1.22.copy  of  the  termination agreement as referenced to in Clause
             3.1.18 of the Agreement;

       1.1.23.copy  of  the  non-disclosure   and  non-compete  agreement  as
             referenced to in Clause 3.1.19 of the Agreement;

       1.1.24.copy   of  the  cancellation  and  arrangement   documents   as
             referenced to in Clause 3.1.20 of the Agreement;

       1.1.25.copy of the amendment agreement as referenced in clause 3.1.21 of the Agreement;

       1.1.26.copy of the  insurance  policies  as  referenced  to  in Clause
             3.1.22 of the Agreement;

       1.1.27.original of the joint closing certificate as referenced to in Clause 3.1.23 of the Agreement; and

       1.1.28.original  of  the  consent  and  waiver as referenced in clause
             3.1.25 of the Agreement.

1.2 The Sellers shall ensure that at Completion a meeting of the board of directors of the Company is held at which the directors resolve to:

       1.2.1.approve the transactions contemplated under this Agreement;

       1.2.2.approve this Agreement for each Seller transferring shares to the purchaser,

       1.2.3.approve the entry in the register of members and the issue of a certificate or certificates under the name of the Buyer,

       1.2.4.authorise the appointment of the new directors as nominated by the purchaser,

       1.2.5.confirm their resignation as directors following the closing of the board meeting, and

       1.2.6.confirm the change of registered office to a place nominated by the Buyer along with change of company secretary.

1.3 If required by the Buyer, the Sellers shall ensure that immediately after the board meeting referred to in paragraph , a meeting of the board of directors of each Subsidiary is held to deal with any matter referred to in paragraph 1.2.








                      SCHEDULE  3 ACCOUNTING PRINCIPLES





   The FY2007 Actual EBITDA to be used in the Earn-Out Payment calculation shall be prepared in accordance with the IFRS in force on 31 December 2007, subject to the following adjustments:

        (a) inclusion in revenue of subsidy income which is currently included in the financial statements as "Other Operating Income" and is related to any recurrent Tax refunds (including but not limited to any enterprise income tax business tax subsidies) granted by the local government for transportation and storage enterprises or for foreign invested companies but such subsidy income shall not exceed RMB2,600,000 for the calculation of the FY2007 Actual EBITDA;

        (b) inclusion of all revenues and expenses related to the Group's business incurred by Chic S&T and New Chic during FY2007, including the period prior to Completion;

        (c) exclusion from the Company's expenses of verifiable expenses incurred by the Sellers or the Group related to the proposed transactions contemplated in this Agreement up to US$200,000;

        (d) inclusion in the Company's costs and expenses of all costs and expenses incurred or to be incurred by the Group in relation to the termination of the Service and Undertakings Agreement signed between Chic SCM and Chic S&T in December 2006; and

        (e) inclusion in the Company's costs and expenses of expenses related to execution of the Group Companies' Employee Benefit Plan.


   Should any disagreement arise between the Buyer and the Sellers relating to this Schedule 3, such matter will be resolved pursuant to the dispute resolution process set forth in Clause 19.2 of this Agreement.





                           SCHEDULE  4 WARRANTIES



All Warranties contained herein are made subject to the exceptions with respect thereto which are noted in the schedules delivered by the Sellers and Warrantors to the Buyer concurrently herewith and identified as the "Disclosure Letter" and further, with respect to Warranties contained in clauses 8, 10, 11, 13, 14, 16, 20, 21 22, 23, 24, 25 and 26, when made by the
Preferred Share Sellers, each in its capacity as a Seller, such Warranties are qualified by the knowledge of such Seller.

PART A - WARRANTIES IN RESPECT OF THE GROUP COMPANIES



   1.Corporate Organisation. Each Group Company is a company duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was incorporated. Each Group Company and their respective branch companies so registered have received all Permits necessary for their establishment and the conduct of their business as such, including but not limited to appropriate Business Licenses and Road Transport Operation Permits (if applicable). The Warranties in this item 1 with respect to branch companies made by the Preferred Share Sellers are subject to their knowledge.

   2.Corporate Actions. The transactions contemplated herein have been duly authorized by the applicable Group Company.

   3.Capitalization.   The  Sale  Shares comprise the whole of the  Company's
     allotted and issued share capital and have been properly allotted and issued and are fully paid; the registered capital of the Subsidiaries has been fully paid up by its immediate investors and duly verified by PRC certified accountants. Each Group Company has taken no action to issue any of the authorised but unissued share capital of the Group Company and except as disclosed in the Disclosure Letter, there are no outstanding: (i) options, warrants or other rights to purchase or subscribe to investment interests in the Group Company; or (ii) agreements or arrangements in force which provide for the present or future issue, allotment or transfer of or grant to any person the right (whether conditional or otherwise) to call for the issue, allotment or transfer of any share or interest of the Group Companies (including any option or right of pre-emption or conversion).

   4.Ownership of the Group Company.  The Sellers are the legal, recorded and beneficial owners of the Sale Shares, free and clear of all Encumbrances. The Company is the legal, recorded and beneficial owner of 100% of the equity interest of Chic Logistics, free and clear of all Encumbrances. Chic Logistics is the legal, recorded and beneficial owner of 100% of the equity interest of each of Chic SCM and Chic S&T, free and clear of all Encumbrances. After the consummation of the transfer contemplated under Clause 3.1.17, Chic Logistics is the legal, recorded and beneficial owner of 100% of the equity interest of New Chic, free and clear of all Encumbrances. Other than the Sale Shares, the Sellers, the Warrantors or any third parties do not legally or beneficially own or control any other shares/equity interest or convertible debentures, options, warrants, rights, calls, commitments, conversion rights or other instruments or agreements providing for the purchase, issuance or sale of any shares of any Group Company.

   5.Subsidiaries and Affiliates.  Each Group Company has no subsidiaries and branch companies other than the subsidiaries and branch companies disclosed in this Agreement and the Disclosure Letter and does not own, directly or indirectly, any capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust, joint venture or other entity other than the subsidiaries and branch companies disclosed in this Agreement and the Disclosure Letter. Each Group Company has received all Permits necessary for its investments in and for the conduct of business of the subsidiaries and branch companies disclosed in this Agreement and the Disclosure Letter Each Subsidiaries and each of their branch companies disclosed in this Agreement and the Disclosure Letter is validly existing and in good standing. The Warranties in this item 5 with respect to branch companies made by the Preferred Share Sellers are subject to their knowledge.

   6.No Violation. Neither the execution and delivery of this Agreement, any Ancillary Documentation nor the consummation of the sale and purchase of the Sale Shares contemplated hereby will violate any provision of the constitutive documents of the Company or will violate, or be in conflict with, or constitute a default (or an event, which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of or give any other person the right to terminate, any contract, indenture, mortgage, deed of trust, loan agreement or any other agreement, contract or instrument, which violation, conflict, default or termination would reasonably be expected to have a material adverse effect on any Group Company, or violate any applicable law or any final judgment of any court with competent jurisdiction over any Group Company and the subject matter, which violation would reasonably be expected to have a material adverse effect on any Group Company.

   7.Accounts.  The Accounts and the Group's consolidated  accounts, each for the financial year ended 31 December 2006, 31 December 2005 and 31 December 2004 , have been prepared and audited on a proper and consistent basis in accordance with IFRS and based on the opinion of the Company's auditors of international professional reputation (which opinion is issued on the basis of the true and complete books, records and other materials provided by each Group Company), show a true and complete view of the assets and liabilities (whether actual or contingent) and trading position of each Group Company and the Group at the specific time stated therein, and of the profits and losses and cash flows for time period stated therein. The management accounts for the period from January 1 2007 to the relevant management account dates have been prepared by the Company's Accountants on a proper and consistent basis in accordance with IFRS and show a true and complete view of the assets and liabilities (whether actual or contingent) and trading position of the Company on the relevant management account dates and of the profits and losses and cash flows for the the relevant management account periods. Notwithstanding the foregoing, neither SEAVI nor Fortis makes any representations or warranties with respect to the Accounts and the Group's consolidated accounts for the financial year ended 31 December 2004 and the Warranties in this item 7 with respect to the management accounts for the period from January 1 2007 to the relevant management account dates are subject to best knowledge of the Preferred Share Sellers.

   8.Sales  Growth  and  Financial  Projections.   There  are no existing  or
     imminent matters in any Group Company that will impede the sustainability of any Group Company's sales growth and profitability and the Financial Projections were prepared by the management of the Company with due care and diligence based on proper and reasonable assumptions and were properly reviewed by the board of directors of the Company.

   9.Absence  of Changes.  Since the Last Accounting  Date,  other  than  for purposes of effectuating transactions contemplated under this Agreement and the Ancillary Documentation: (i) Each Group Company's business has been operated in the usual way so as to maintain it as a going concern;
     (ii) there has been no Material Adverse Change in the financial or trading position of any Group Company or the Group; and (iii) no material change has occurred in the assets and liabilities shown in the Accounts and there has been no material reduction in the value of the net tangible assets of any Group Company on the basis of the valuations used in the Accounts. Without limiting the foregoing, since the Last Accounting Date, other than the transactions contemplated under this Agreement and the Ancillary Documentation, there has not occurred: (i) any material change in: (a) any accounting, financial reporting or tax practice or policy of any Group Company; or (b) any method of calculating any bad debt, contingency or other reserve of any Group Company for accounting, financial reporting or tax purposes, or any change in the fiscal year of any Group Company; (ii) any change in the general pricing practices or policies of any Group Company except in the ordinary course of business; (iii) except in the ordinary course of business, any acquisition or disposition of any assets or properties of any Group Company; (iv) any declaration or payment of any dividend or distribution save as provided in the Accounts; (v) no substantial supplier or customer of the business of any Group Company has (a) stopped or indicated an intention to stop, trading with the business,
     (b) reduced or indicated an intention to reduce, substantially its trading with any Group Company, or (c) changed or indicated an intention to change, substantially the terms on which it is prepared to trade with any Group Company.

   10.Assets,  Equipment and Stock.  Each Group Company owns or has the right to use each asset essential for the effective operation of its business without any disturbance and subject to exceptions disclosed in the Disclosure Letter, self-owned assets are assets of such Group Company free of any Encumbrance. All material warehouses, plant, vehicles and equipment owned or used by each Group Company is in reasonably good condition and has been properly maintained. No Group Company has provided any service which is or was in any material respect below industry standard. All trucks and other vehicles owned, leased or controlled by each Group Company have the appropriate vehicle licenses and road transport licenses suitable for the activities they are engaged in. The drivers contracted with each Group Company have the appropriate drivers' licenses, business qualifications and operation license for handling of dangerous goods (if applicable) necessary for the activities they are engaged in.

   11.Intellectual  Property.  The  Intellectual Property Rights are legally, beneficially and exclusively owned by a Group Company, without any Encumbrance, restriction on use, and is not subject to a claim or opposition from any other party as to title, validity, enforceability, entitlement, assignment or otherwise, or validly granted to such Group Company subject a licensing agreement. Any and all fees required of such Group Company for the maintenance of the Intellectual Property Rights have been paid by such Group Company, and all actions required of such Group Company to maintain and protect the registered Intellectual Property Rights have been taken by such Group Company. There is no pending or threatened proceeding or dispute by or against such Group Company in respect of the Intellectual Property Rights. Each Group Company has not granted and is not obliged to grant a license or assignment or other right in respect of any of the Intellectual Property Rights. The Intellectual Property Rights constitute all of the material intellectual property required and essentially used in the business of each Group Company as it was carried on before the date of this Agreement.

   12.Taxes.   Except  as  otherwise disclosed in the Disclosure Letter, each
     Group Company has properly, appropriately and duly completed and filed all tax reports, returns, information, notices and statement that are required to be filed by it under the applicable law and has properly and duly paid, deducted or withheld all Taxes and other charges required to be paid, deducted or withheld (including but not limited to any related party transactions) in respect of all periods covered by such returns, report or statements by any competent Tax Authority. Each Group Company does not have any tax obligations or penalties outstanding, pending or threatened. Each Group Company has not engaged in, or been a party to, any transaction or series of transactions or scheme or arrangement of which the main purpose, or one of the main purposes, was or could be construed to be the illegal evasion of Taxes. Each Group Company has not been the subject of an investigation, discovery or order by or involving any Tax Authority and there are no circumstances existing which make it likely that an investigation, discovery or order will be made. There are no known pending or threatened disputes, audits or investigations relating to any Taxes for which any Group Company may be held liable.

   13.Contracts.  Each material contract agreement, arrangement or obligation to which any Group Company is a party ("Material Agreement") is in full force and effect, and there exists no default or event of default or event, occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder, which default or event of default would be reasonably expected to have a Material Adverse Effect on the Group Companies. No approval or consent of any party is needed for all of the Material Agreements to continue to be in full force and effect within and in accordance with the terms contained therein. There are no agreements, understandings or proposed transactions between a Group Company and any of its Affiliates or the Sellers' Affiliates.

   14.Insurance.  Each Group Company has in place  all  material  policies of insurance customary and sufficient for the conduct of its business as currently operated, for the material warehouses, offices and other essential properties owned or leased by it, and for compliance with all relevant requirements of law or regulations; such policies are in full force and effect; and all premiums due and payable with respect thereto have been paid, and no notice of cancellation or termination has been received with respect to any such policies, and each Group Company has complied in all material respects with the terms and conditions of such policies.

   15.Legal  Compliance.  Each Group Company is in compliance in all material respects with all legal requirements (including, but not limited to, all applicable Environmental Laws) applicable to or affecting its business as undertaken up until the date of this Agreement, the non-compliance of which would be reasonably expected to have a Material Adverse Effect on the Group Companies, and each Group Company has not received any notice from any government authority of non-compliance with any legal requirement, nor is the Company subject to any proceeding currently pending, or threatened with respect to any alleged violation thereof. No act or transaction has been effected by or on behalf of any Group Company, nor any of their directors, officers or senior management staff, involving the illegal making or authorising of any payment, or the giving of anything of value, to any government official, party official, or any potential or existing client for the purpose of influencing the recipient in his official capacity in order to obtain business, retain business or direct business to any Group Company or other person.



   16.Litigation.  There  is  no  employee,  director or officer claim, legal action, suit, inquiry, proceeding or investigation by or before any court, governmental or regulatory body pending by or against any Group Company. There are no facts or circumstances in existence that would reasonably be expected to give rise to such employee, director or officer claim, legal action, suit, inquiry, proceeding or investigation. No injunction, writ, temporary restraining order, decree or any order of any nature has been issued by any court or other governmental authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or the Ancillary Documentation. Each of Ordinary Share Sellers and CVDS represents that each Group Company is not subject to, nor has it, during the five (5) years prior to the date of this Agreement, been subject to, any judgment, order or decree entered in any lawsuit or proceeding. Each of SEAVI and Fortis represents that each Group Company is not subject to, nor has it, during the two (2) years prior to the date of this Agreement, been subject to, any judgment, order or decree entered in any lawsuit or proceeding.

       (a)None of the Sellers and the Group Companies is a plaintiff or defendant in or otherwise a party to any litigation, arbitration or administrative proceedings which are in progress or threatened or pending by or against or concerning any of the Group Companies or any of its assets.

       (b) So far as any of the Sellers is aware, no governmental or official investigation or inquiry concerning any of the Group Companies is in progress or pending.

       (c) None of the Sellers is aware of any circumstances which are likely to give rise to any such proceeding, investigation or inquiry as is referred to in paragraph (a) or paragraph (b).

       (d) There is no action, suit, proceeding, claim, arbitration or investigation ("Action") pending (or, to the best knowledge of each of the Group Companies and each of the Sellers, currently threatened) against any of any of the Group Companies, any Group Companies activities, properties or assets or, to the best of knowledge of any of the Group Companies and the Sellers, against any officer, director or employee of any of the Group Companies in connection with such officer's, director's or employee's relationship with, or actions taken on behalf of any of the Group Companies. To the best knowledge of any of the Group Companies and any of the Sellers, there is no factual or legal basis for any such Action that might result, individually or in the aggregate, in any material adverse change in the business, properties, assets, financial condition, affairs or prospects of the Companies. There are no Actions pending or, to the best knowledge of any of the Group Companies and any of the Sellers, threatened (or any basis therefor), relating to the prior employment of any of the Group Companies employees or consultants, their use in connection with any of the Group Companies business of any information, technology or techniques allegedly proprietary to any of their former employers, clients or other parties, or their obligations under any agreements with prior employers, clients or other parties. None of the Group Companies is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality and there is no Action by any of the Group Companies currently pending or which it intends to initiate.

       (e) There is no dispute in Cayman Islands, the PRC or elsewhere, in relation to the affairs of any of the Group Companies, the outcome of which would be reasonably expected to have a material adverse effect on the Group Companies, and to the best information and belief of each of the Sellers and the Group Companies there are no facts which may give rise to any dispute.

       (f) There is no unsatisfied judgment order or decree of any court tribunal or any governmental agency outstanding against any of the Group Companies, which may have a material adverse effect upon any of the Group Companies or its business, operations, assets or liabilities or any part of the same.

       (g) No event has occurred causing, or which upon intervention or notice by any third party may cause, any floating charge created by any of the Group Companies, to crystallise or any charge created by it to become enforceable, nor has any such crystallisation occurred nor is such enforcement in process.

   17.Insolvency/Winding   Up.   Other  than  for  purposes  of  effectuating
     transactions contemplated under this Agreement and the Ancillary Documentation, (i) no government order has been made, legal petition presented or board/shareholder resolution passed for the winding up, dissolution or liquidation of any Group Company or for the appointment of a provisional or other liquidator or for the appointment of a custodian or trustee for all or substantially all of the property or assets of any Group Company, (ii) no Group Company has commenced any other proceeding for itself under any bankruptcy, reorganisation, composition, insolvency, liquidation, or similar law of any jurisdiction, and there has not been commenced against any Group Company any such proceeding, (iii) no receiver or manager has been appointed for whole or in part of the business, and (iv) no distress, execution or other process has been levied on any Group Company's assets.

   18.Approvals and Permits.   Each  Group  Company  has  obtained  and is in
     compliance with the terms and conditions of all material Permits (including, any Permits required under Environmental Laws), which are essential to the lawful operation of the business of the Group Company as currently being conducted and the failure to obtain which or the incompliance with which would be reasonably expected to have a Material Adverse Effect on the Group Company.

   19.Brokers. Neither the Seller, the Warrantor nor any of their Affiliates has entered into any agreement or had any discussion with any third party regarding any proposed sale of any of the Sale Shares which could result in Buyer or the Company having any liability to such third party.

   20.Books and Records. All accounts, books, ledgers and other records of a significant nature related to each Group Company's business have been properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein.

   21.Real Property.  Schedule 6 set forth an accurate and complete  list  of all material real properties leased in whole or in part by the Group Companies for their operations and includes the name of the record title holder thereof. Each Group Company has no owned real properties. The landlord of the Property has good and marketable title to all the real property leased to the Group Company, free and clear of all Encumbrances, charges or other restrictions of any kind or character, and such lease has been duly approved and registered with competent land/building authorities. None of such buildings or structures (or any equipment therein), nor the operation or maintenance thereof, violates any restrictive covenant or any provision of any law, ordinance, rule or regulation, or encroaches on any property owned by others. No condemnation proceeding is pending or threatened, which would preclude or impair the use of any such property by the Group Company for which it is currently used. All leases of each Group Company are in full force and effect not subject to any pre-emptive right, and no person has a right to terminate that lease before it is due to expire; and all rents and material additional payments due to date on each such lease have been paid. Each Group Company has not violated any of the terms or conditions under any such lease in any material respect. The office, warehouses and other real properties leased by each Group Company is in a state of good operating condition, good maintenance and repair and is adequate and suitable for the purposes for which it is presently being used, except for ordinary wear and tear.

   22.Employment Relations and Employee Benefit  Plans.   Except as otherwise
     disclosed in the Disclosure Letter, each Group Company has complied in all aspects with all applicable laws relating to the employment of labor, including without limitation, those relating to wages, social welfare, hours, no-competition arrangement and Employee Benefit Plan. Each Group Company has not experienced any material work stoppage or any other labor difficulty during the past three (3) years. The Accounts adequately reflect amounts paid, or have adequate provisions, for all Employee claims (if any). Each Group Company has paid all amounts required or has made adequate provision in the Accounts for all Employee Benefit Plans. No Employee has exercised any warrants or options granted by any Sellers or any Group Company under any Employment Benefit Plans. Each Group Company has not been delinquent in making any payment to or for the benefit of any current or former employee, officer, consultant, independent contractor or agent with respect to statutory social welfare funds and housing funds operated under PRC laws. All contributions and payments required to be made by any employees of each Group Company in connection with such statutory social welfare funds and housing funds have been fully deducted and paid to the relevant governmental authority, and no such deductions have been challenged or disallowed by any governmental authority or any employee of any Group Company.

   23.Information.   All  information provided by the Sellers with respect to
     the Group Companies or set out in this Agreement and the Ancillary Documentation are true, accurate and not misleading in all material aspects. The Disclosure Letter and its updates (if any) has fully, fairly, specifically and accurately disclosed the information that constitutes qualification to the Warranties.

   24.Environmental  Compliance.  Each  Group  Company  has  complied  in all material aspects with all Environmental Laws in force, relevant or applicable to it in any relevant jurisdiction and there is nothing in, on, over or under the Property the presence, existence or condition of which constitutes a material breach of such Environmental Laws nor is there or has there been any manufacturing, storage, generation, servicing, treatment, disposal or other process carried on at the Property in such a way as to amount to a material breach of the same. No toxic industrial waste or toxic substance (as defined in any Environmental Law) or any other Hazardous Substance, including without limitation, polychlorinated biphenyls, radioactive material, lead, asbestos-containing material, incinerator, landfill, septic, wastewater treatment or other disposal system or underground or above-ground storage tank (active or inactive) is or has been present at, on or under, or has been spilt, leaked, released, deposited, discharged or disposed in the soil or water in, under, around or upon the Property or any property previously owned, leased or operated by any Group Company. Each Group Company is not subject to any environmental investigation or proceedings. There are no liabilities of or relating to the business of any Group Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, arising under or relating to any Environmental Laws (including any liability to make good, repair, re-instate or clean up land or another asset owned, occupied, possessed or used by any Group Company on or before the date of this Agreement) and there are no facts, conditions, situations or set of circumstances which could reasonably be expected to result in or be the basis for any such liability.

       (a)Each of the Group Companies is in compliance in all material aspects with the Environmental Laws, which compliance includes, but is not limited to, the possession by each of the Group Companies of all permits and other government authorizations required under applicable Environmental Laws and compliance with the terms and conditions thereof. No Group Companies has received any communication (written or oral), from a governmental authority that alleges that it is not in such full compliance and, to the best knowledge of each the Group Companies and each of the Sellers, there are no circumstances that may prevent or interfere with such compliance in the future.

       (b)There is no Environmental Claim (as defined below) pending or threatened against any Group Companies

       (c)There are no past or present actions, activities, circumstances, conditions, events, or incidents, including, without limitation, the release, emission, discharge, presence, or disposal of any Material of Environmental Concern (as defined below), that could form the basis of any Environmental Claim against any Group Companies

     In this Agreement, "Environmental Claim" means any claim, action, cause of action, investigation, or notice (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for investigation costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on, or resulting from:
     (i) the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned or operated by any party; or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. "Materials of Environmental Concern" means chemicals, pollutants, contaminants, wastes, toxic substances, Hazardous Substances, petroleum, and petroleum products.

   25.Loans.   Each  Group  Company has not, nor has it agreed to, create  or incur loan capital, borrowings or indebtedness in the nature of borrowings with any third party which are not reflected in the Accounts.

   26.Guarantees and Indemnities.   Each  Group Company is not a party to and
     does not have any liability (including without limitation, any contingent liability) under any guarantee, indemnity or other agreement to secure, or otherwise incur financial or other obligations with respect to, an obligation of a third party, which is not reflected in the Accounts.







PART B - WARRANTIES IN RESPECT OF THE SELLERS



1. Corporate Authority and Existence. Each Seller is an entity duly organised and validly existing under the laws in which it was organized, and has all requisite power and authority to enter into this Agreement and Ancillary Documentation to which such Seller is a party and to carry out the transactions contemplated by this Agreement and Ancillary Documentation to which such Seller is a party. The Seller's investment in the Company and holding of Sale Shares does not violate any applicable law.

2. Authorisation of this Agreement and Related Transaction Documents. All actions, approvals and other proceedings, corporate or otherwise, including the board of directors' approval (if applicable), taken by each Seller necessary for, or in connection with: (i) the execution, delivery and performance of this Agreement and Ancillary Documentation to which the Seller is a party, (ii) the legality, validity, binding effect or enforceability of this Agreement and Ancillary Documentation to which the Seller is a party, and (iii) the consummation of any transactions contemplated under this Agreement and Ancillary Documentation to which the Seller is a party have been duly completed or obtained, except as may be limited by bankruptcy and other similar laws affecting creditors' rights generally and limitations on the availability of equitable remedies. This Agreement shall constitute its legal, valid and binding obligations on such Seller.

3. No Conflict or Violation. Neither the execution, delivery or performance by any Seller of this Agreement and Ancillary Documentation to which it is a party, nor compliance by the Seller with the terms, provisions and conditions thereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, injunction or decree of any court or governmental instrumentality to which the Seller is subject, (ii) will violate or conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default (or give rise to any right or termination, cancellation to create or impose) of any Encumbrance upon the property or assets may be subject, (iii) will violate any provisions of the constitutional or other governing documents of the Seller and (iv) will be subject to any statutory, contractual or other limitations or require consents or approvals of any persons.

4. No Government Approvals. No governmental regulatory approvals or third party approvals or consents are required to be obtained by any Seller in connection with: (i) the execution, delivery and performance of this Agreement or Ancillary Documentation to which the Seller is a party,
     (ii) the legality, validity, binding effect or enforceability of this Agreement or Ancillary Documentation to which the Seller is a party or
     (iii) the consummation of any transactions contemplated under this Agreement or Ancillary Documentation to which the Seller is a party.

5. Each Seller is the legal and record owner of the relevant Sale Shares as set out against its name in column (2), Part A of Schedule 1 and has full and unrestricted rights to sell the relevant Sales Shares to the Buyer under this Agreement.






PART C - WARRANTIES IN RESPECT OF THE BUYER

   1.Corporate  Authority  and  Existence.   The  Buyer  is  a  company  duly
     organized and validly existing under the laws of Delaware, and has all requisite corporate power and authority to enter into this Agreement and Ancillary Documentation to which the Buyer is a party and to carry out the transactions contemplated by this Agreement and Ancillary Documentation to which the Buyer is a party.

   2.Authorisation  of  this  Agreement  and  Ancillary  Documentation.   All
     actions, approvals and other proceedings, corporate or otherwise, including the board of directors' approval, taken by the Buyer necessary for, or in connection with: (i) the execution, delivery and performance of this Agreement and Ancillary Documentation to which the Buyer is a party; (ii) the legality, validity, binding effect or enforceability of this Agreement and Ancillary Documentation to which the Buyer is a party; or (iii) the consummation of any transactions contemplated under this Agreement and Ancillary Documentation to which the Buyer is a party, have been duly completed or obtained, except as may be limited by bankruptcy and other similar laws affecting creditors' rights generally and limitations on the availability of equitable remedies. This Agreement shall constitute legal, valid and binding obligations on the Buyer.

   3.No   Conflict   or  Violation.   Neither  the  execution,  delivery   or
     performance by the Buyer of this Agreement and Ancillary Documentation to which it is a party, nor compliance by the Buyer with the terms, provisions and conditions thereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, injunction or decree of any court or governmental instrumentality to which the Buyer is subject, (ii) will violate or conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default (or give rise to any right or termination, cancellation to create or impose) of any Encumbrance upon the property or assets may be subject, (iii) will violate any provisions of the constitutional or other governing documents of the Buyer and (iv) will be subject to any statutory, contractual or other limitations or require consents or approvals of any persons.

   4.No Government Approvals. No governmental, regulatory approvals or third party approvals or consents are required to be obtained by the Buyer in connection with: (i) the execution, delivery and performance of this Agreement or Ancillary Documentation to which the Buyer is a party; (ii) the legality, validity, binding effect or enforceability of this Agreement or Ancillary Documentation to which the Buyer is a party; or
     (iii) the consummation of any transactions contemplated under this Agreement or Ancillary Documentation to which the Buyer is a party.

   5.Brokers. Buyer has not entered into any agreement or had any discussion with any broker (except for Latitude Capital Group) regarding any proposed purchase of any of the Sale Shares which could result in Sellers or the Company having any liability to such third party.

   6.Accounts. Buyer has received the Group Companies' Accounts for fiscal year 2006 along with a draft auditors' report.






                    SCHEDULE  5 ACTION PENDING COMPLETION



Each Seller shall ensure that each Group Company will: except for the purpose of effectuating the sale and purchase of the Sale Shares pursuant to this Agreement or otherwise contemplated under this Agreement or the Ancillary Documentation,

   1.operate its business in the usual way so as to maintain that business as a going concern; having regard to existing bank and other facilities, maintain sufficient working capital for the purposes of continuing to carry on its business in its present form and at its present level of turnover for the foreseeable future and for the purposes of performing in accordance with their respective terms all orders, projects and contractual obligations which have been placed with, or undertaken by, such Group Company, in a manner consistent with its past practice in the two years prior to the Completion;

   2.not amend its organizational documents; not issue, sell, transfer, pledge, dispose of or encumber any shares or equity interests (including the Sale Shares being purchased by the Buyer), or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares or equity interests;

   3.not create, allot, issue, acquire, repay or redeem any share capital or agree, arrange or undertake to do any of those things or acquire or agree to acquire, an interest in a corporate body or merge or consolidate with a corporate body or any other person, enter into any demerger transaction or participate in any other type of corporate reconstruction;

   4.not acquire or dispose of, or agree to acquire or dispose of, any revenues, assets, business or undertakings except in the ordinary course of its business or assume or incur, or agree to assume or incur, a liability, obligation or expense (actual or contingent) except in the ordinary course of its business;

   5.not make, or  agree  to  make,  capital  expenditure  exceeding in total
     US$100,000 (or its equivalent at the time) or incur, or agree to incur, a commitment or commitments involving capital expenditure exceeding in total US$100,000 (or its equivalent at the time) other than pursuant to its business plan and budget previously approved by the board of directors;

   6.not declare, pay or make a dividend or distribution;

   7.not pass a shareholders' resolution except in the ordinary course of its business;

   8.not create, or agree to create or amend, an Encumbrance over the Property or another asset or redeem, or agree to redeem, an existing Encumbrance over the Property or another asset other than pursuant to its business plan and budget previously approved by the board of directors;

   9.in relation to the Property: (i) not change its existing use; (ii) not terminate, or give a notice to terminate, a lease, tenancy or licence;
     (iii) not apply for consent to do something requiring consent under a lease, tenancy or licence; or (iv) not agree a new rent or fee payable under a lease, tenancy or licence, other than in the ordinary course of its business or otherwise pursuant to its business plan or budget approved previously by the board of directors;

   10.not  enter  into  a  long-term, onerous, unusual or material agreement, arrangement or obligation in each case, involving consideration, expenditure or liabilities in excess of US$100,000 other than in the ordinary course of business or pursuant to its business plan or budget approved previously by the board of directors;

   11.not amend or terminate a material agreement, arrangement or obligation to which it is a party other than in the ordinary course of business or pursuant to its business plan or budget approved previously by the board of directors;

   12.not amend the terms and conditions of employment or engagement of a director, other officer or employee (except in the usual course of its business) or provide, or agree to provide, a gratuitous payment or benefit to a director, officer or employee (or any of their dependants) or employ, engage or terminate the employment or engagement of, a person with aggregate annual compensation package in excess of US$ 50,000;

   13.not  amend,  or  agree  to  amend,  the   terms  of  its  borrowing  or
     indebtedness in the nature of borrowing or create, incur, or agree to create or incur, borrowing or indebtedness in the nature of borrowing;

   14.not give, or agree to give, a guarantee, indemnity or other agreement to secure, or incur financial or other obligations with respect to, another person's obligation;

   15.not establish, modify or discontinue (wholly  or  partly)  an  Employee
     Benefit Plan or discontinue (wholly or partly) an Employee Benefit Plan; not issue any new shares, options, warrants or other securities under the Employee Benefit Plan, in each case, other than as contemplated under this Agreement and the Ancillary Documents;

   16.not pay any benefits under an Employee Benefit Plan other than in accordance with the terms of the documents governing an Employee Benefit Plan and not under any discretionary power;

   17.not commence litigation or arbitration proceedings without notification to the Buyer in writing;

   18.conduct its business in all material respects in accordance with all applicable legal, regulatory and administrative requirements in any applicable jurisdiction;

   19.not enter into an agreement, arrangement or obligation (whether legally enforceable or not) in which a director or former director of a Group Company or a person connected with any of them is interested;

   20.protect, defend, enforce,  maintain  and renew each of the Intellectual
     Property   Rights  and  continue  any  pending   application   for   the
     Intellectual Property Rights;

   21.pay and discharge in accordance with the present practice of such Group
     Company as at the date of this Agreement (i) all Taxes, assessments, levies, fees and charges imposed upon it or upon or in relation or in connection with the Properties and other assets and (ii) all lawful and valid claims which, if unpaid, might by law become a lien upon the Properties and other assets, and maintain such reserves in respect of Taxes, assessments, levies, fees and charges as are required under generally accepted accounting principles, standards and practices generally accepted in Cayman Islands and PRC (as the case may be) and consistently applied with the consequences that as at the Completion Date, all Taxes payable by any Group Company have been paid and/or discharged in full and/or moneys have been set aside for the same (and all adequate provisions for deferred Taxes have been made in the relevant Accounts);

   22.allow the Buyer and its agents access to, and to take copies of, the books and records of each Group Company including, without limitation, the statutory books, minute books, leases, licences, contracts, details of receivables, intellectual property, supplier lists and customer lists in the possession or control of each Group Company subject to their confidentiality obligations;

   23.not take, or agree to or commit to take, any action that would or is reasonably likely to result in any of the Conditions not being satisfied, or would make any Warranty of the Sellers or the Company contained herein inaccurate in any respect;

   24.complete registration of the 8 permanent sites located at Huhehot, Jiangmen, Lanxi, Xiamen, Wuhan, Kelamayi, Chongqing, Kunming and the
     5  permanent  sites  in Shanghai as branch companies at the local AICs;

   25.complete  renewal  of  the following leases for the offices located at:
     Heilongjiang, Tianjin, Guangzhou, Haikou, Quanzhou, Suzhou, Wenzhou, Lanxi, Xuzhou, Wuhan,Changsha, Zhenzhou, Wulumuqi, Kuerle, Chengdu and provide to the Buyer the renewed business licenses of all branch companies of each Subsidiary which indicate that they have all passed 2006 annual review;

   26.amend the business scope of Chic SCM and obtain new business license entitling it to carry on transportation and warehousing business covering all of the regions in the PRC;

   27.procure each Key Personnel to execute the employment agreement as referenced to in Clause 3.1.12 of the Agreement;

   28.obtain the letter of understanding from Procter & Gamble Guangzhou Co.,
     Ltd. as required under Clause 3.1.14 of the Agreement;

   29.procure the relevant Group Companies to renew the contracts as referenced to in Clause 3.1.15 of the Agreement;

   30.complete the transactions as referenced to in Clauses 3.1.16 and 3.1.17 of the Agreement;

   31.procure Chic S&T and Chic SCM to terminate the Service and Undertakings
     Agreement as required under Clause 3.1.18 of the Agreement;

   32.procure Chic's Mart Trading Co., Ltd to enter into the non-disclosure and non-compete agreement as referenced to in Clause 3.1.19 of the Agreement;

   33.procure the Group Companies to make arrangements with respect to the options and/or the warrants as referenced to in Clause 3.1.20 of the Agreement;

   34.procure Shanghai Venus Software Co., Ltd. to enter into an amendment to the Technology Development Contract as required under Clause 3.1.21 of the Agreement; and

   35.procure the Subsidiaries to maintain such insurance policies as referenced to in Clause 3.1.22 of the Agreement.








                          SCHEDULE  6 REAL PROPERTY

(1) WAREHOUSE LEASE


  Warehouse Name         Warehouse Address     Staring Date    Ending Date   Total Area    Rent (monthly)
                                                                (m2)
-------------------     --------------------  --------------  -------------- ------------- ----------------
ShanghaiBaoshan         455 Miaopu Road,      2006-11-28      2007-11-27      4,814         111,315
Guangming Warehouse     Shanghai

Shanghai Songjiang      115 Shenglong Road,   2007-4-1        2008-3-30       16,859        210,201
Jiuting Warehouse       Jiuting,Songjiang
                        District, Shanghai
                        Road

Shanghai Songjiang      295 Shengli Road,     2006-9-1        2010-8-31       23,696        381,995
Xinqiao Warehouse       Xinqiao, Songjiang
                        District, Shanghai

Wuhan Gongxiao          No 2 New Warehouse,   2007-5-1        2008-4-30       8,107         89,177
Agricultural            Shazui,Tuoluokou,
Production Materials    Dongxihu District,
Warehouse               Wuhan

Wuhan Shitong           439 Changfeng Avenue, 2007-4-1        2007-9-30       1,000         13,700
Warehouse               Chang Port, Wuhan

Wuhang Jieli            49 Gutianyi Road,     2006-9-23       2008-9-22       2,300         30,110
Warehouse               Qiaokou District,
                        Wuhan

Chengdu Warehouse       Xinguanghua Industry  2006-4-1        2011-3-31       16,164        190,631
                        Park of Yongquan
                        Street, Wenjiang
                        District, Chengdu

Kunming Warehouse       Shilipu, Liangting,   2006-11-26      2007-11-25      990           15,073
                        Eastern Suburb,
                        Kunming

Xi'an Warehouse         No 1 Warehouse, 188   2006-2-15       2008-2-14       7,716         94,797
                        Jianzhang Road, Xi'an

Urumqi                  1 Youyi Road          2004-9-15       2007-9-14       2,821         23,721
warehouse

Guangzhou               Wenjia Road           2006-11-1       2009-10-31      3,900         60,840
QiaohaiWarehouse        North, Yitang
                        Village, Fengle Road
                        North, Huangpu
                        District,Guangzhou

Guangzhou Shenglai      Jianshe Yitang        2006-10-1       2007-9-30       3,280         39,360
Warehouse               Warehouse,Fengle Road
                        North,Huangpu
                        District,Guangzhou


Shenzhen                Huanancheng           2007-1-1       2007-12-31       15,390        277,560
Huanancheng             Warehousing Quarter,
Warehouse               Fuan Avenue
                        South, Pinghu Town,
                        Longgang District,
                        Shenzhen

Beijing Xizhihe         Xizhihe Village,      2004-8-16       2009-8-15       20,560        281,178
Warehouse               Shibalidian Township,
                        Chaoyang District,
                        Beijing

Beijing Xizhihe         Xizhihe Village,      2005-1-1        2007-12-31      10,668        176,030
Warehouse               Shibalidian Township,
                        Chaoyang District,
                        Beijing

Beijing Xizhihe         Xizhihe Village,      2006-4-15       2009-8-15       800           13,383
Warehouse               Shibalidian Township,
                        Chaoyang District,
                        Beijing

Tianjin CTX             188 Jingmen Avenue,    2007-1-1       2007-9-30       1,500         22,500
Warehouse               Tianjin Free Trade
                        Zone

Tianjin Hub             Zhendong Group, Xu     2007-3-14      2007-9-13       420           7,161
                        Village, Dongli
                        District, Tianjin


Shenyan PVM             No 2 Warehouse, 11     2007-8-1       2008-7-31       3,870         62,020
Warehouse               Fuminnan Street,
                        Hunnanxin District,
                        Shenyang, Liaoning

Shenyan MK              19 Dongmao Road,       2006-10-15     2007-10-14      2,100         29,400
Warehouse               Dadong District                                                    (warm seasons)
                                                                                            52,500
                                                                                           (winter)







2) OFFICE LEASE

Branches               Address        Duration   Starting Date     Ending Date     Annual Rent
                                       (year)                                      (RMB Yuan)
----------     --------------------- ---------- ---------------  --------------- -------------
Beijing          Room 1703, Building     2       2006-9-26          2008-9-25     96000/year
                 6, Jianguo Road,
                 Chaoyang District,
                 Beijing

Baotou           1/Floor, Conference     2       2006-8-16          2008-8-25     23000/year
                 Room, 1 Steel Road,
                 Qingshan District,
                 Baotou

Yantai           Room 503, Suite A,      3       2006-8-1           2009-7-31     34000/year
                 Eastern Paris
                 Triumph Towern, 1
                 Qianjin Road, Zhifu
                 District, Yantai,
                 Shangdong

Shenyan          2/Floor, Western        1       2006-4-1           2007-9-30      7200/year
                 Office Building, 20
                 Dongmao Road,
                 Dadong District,
                 Shenyan

Jilin            2/F, Transporation      1       2006-11-1          2007-10-31    25000/year
                 Hotel, 6 Zhongkan
                 Road, Jilin City,
                 Jilin Province

Zibo             Tianlin Tower           1       2006-4-15          2008-4-15     10680/year


Taian            Taishan Resturant,      1       2006-9-16          2007-9-16     16800/year
                 Taian

Erdos            Room 215, Section       1       2006-11-20         2007-11-19    12000/year
                 B, Daxing
                 International
                 Shopping Park,
                 Dalate Road,
                 Dongsheng District,
                 Erdos

Dongying         270 Jinan Road,         2       2006-5-1           2008-4-30     13000/year
                 Dongying District

Weifang          Room 421, Dongtai       1       2006-12-25         2007-12-24    21315/year
                 Tower, Weifang

Linyi            (2/F) Ruyi Jie,         2       2006-12-16         2008-12-15    15000/year
                 Lantian Pedestrian
                 Street, Linyi

Baoding          2 Eastern Side,         2       2006-11-15         2008-11-14    35000/year
                 6/F, Jiapeng
                 Building, 178 Tiane
                 Road, Gaokai
                 District, Baoding

Tangshan         211, 2/F, Measuring     2       2006-6-1           2008-5-31     11520/year
                 Building, Tangshan
                 Branch of China
                 Coal Research
                 Institute (21
                 Xinhuaxi Road)

Dalian           1/F North, Lane         2       2006-7-1           2008-6-30     40000/year
                 102, Waisui Street,
                 Shahekou, Dalian

Shijiazhuang     Rooms B420-B422,        1       2007-3-15          2008-3-14     52116/year
                 Yinban Shangzhu,
                 129 Qiaoxinanxiao
                 Street,
                 Shijiazhuang

Daqing           Conference Room         1       2007-3-24          2008-3-23     24000/year
                 4/F, Daqin Jungong
                 Guest House, 53
                 Huizhan Street,
                 Sartu District,
                 Haerbin,
                 Helongjiang

Taiyuan          66 Taoyuan Road         1       2007-4-20          2008-4-19     50000/year
                 North, Taiyuan

Haerbin          10/F, Suite H,          1       2007-6-20          2008-6-19     27500.04/year
                 Hushi Tower,
                 Haiguan Street,
                 Nangang District,
                 Haerbin

Changchun        Room 503, Tianting      1       2007-7-14          2008-7-13     50000/year
                 Tower, 169 Puqing
                 Road, Chaoyang
                 District, Changchun

Jinan            Rooms 601 & 603,        2       2006-4-1           2008-3-31     56160/year
                 Suite A, Dashun
                 Commercial Tower,
                 95 Lishan Road,
                 Shangdong

Qingdao          1002 Room, Dongli       2       2007-6-1           2009-5-31     40000/year
                 Apartment Building,
                 38 Dongguang Road,
                 Shibei District,
                 Qingdao

Handan           133 Yuxinna Street,     2       2007-2-1           2009-1-31     7200/year
                 H&an

Tianjin          1-A-610 Shiji           1       2007-7-1           2008-6-30     30000/year
                 Garden, Nanmenwai
                 Street, Nankai
                 District, Tianjin

Guangzhou        5606 Room, CITIC        2       2007-1-1           2008-12-31    478571.16/year
                 Plaza Office
                 Building, 233
                 Tianhe Road North,
                 Guangzhou

Guangzhou        A264 (Former A 2 Xi     1       2007-5-20          2008-5-19     6000/year
                 18), 329 Chuangshi
                 Dasha Street,
                 Qingnian Road, the
                 Development Zone,
                 Guangzhou

Guangzhou        Room 301, 3/F,          1       2007-1-1           2007-12-31    11400/year
                 Building 9,
                 Tearchers' Village,
                 Yunningju,
                 Guangzhou

Shantou          16B, Suite A,           1       2006-12-1          2007-11-30    21600/year
                 Jinlong Tower,
                 Jinsha Road East,
                 Longhu District,
                 Shantou

Shenzhen         2201 Room, Suite        1       2007-4-8           2008-4-7      20400/year
                 East, Baihuo Plaza
                 Tower, 123 Shennan
                 Road East, Shenzhen

Zhongshan        Section 1, 3/F,         2       2006-5-15          2008-5-14     32364/year
                 Commercial Plaza,
                 Buffalo, 389 Fuhua
                 Road, West
                 District, Zhongshan

Shunde           The First Floor, 9      2       2006-3-1           2008-2-28     15600/year
                 Ronggui Fengan
                 Street, Shunde
                 District, Fushan

Nanning          Room 3018, Tenglong     2       2006-1-7           2008-1-7      32400/year
                 Ge, Jubao Garden, 8
                 Minsheng Road,
                 Nanning

Quanzhou         Room 207, Boren         1       2007-6-20          2008-6-20     14400/year
                 Building, Huxin
                 Road, Fengze
                 District, Quanzhou

Haikou           Room 104, 58 Haifu      1       2007-1-25          2008-1-24     28800/year
                 Road, Haikou

Dongguan         Room 409, Suite B,      1       2006-8-21          2007-8-20     36192/year
                 Jinao Garden
                 (Fangzhou Tower),
                 65 Gongguan
                 Gongcheng Avenue,
                 Dongguan

Zhuhai           Office Building         2       2006-12-15         2008-12-14    36000/year,
                 1801A, Haicheng                                                  39600/year for
                 Tower, 183                                                       the third year
                 Fenghuang Road,
                 Zhuhai

Shaoguan         Store 6, First          2       2006-8-16          2008-8-15     19200/year
                 Floor, Suite B,
                 Dongfeng Garden,
                 Xinjian Road,
                 Wujiang District,
                 Shaoguan

Guangzhou        Room 1705, 7 Qinghe     1       2007-3-1           2008-2-28     48000/year
                 Road, Guangzhou
                 Economic
                 Development Zone

Chengdu         24G, Jinyang           0.5       2007-4-1           2007-9-30     20430/year
                Building, 58 Tidu
                Street, Jinjiang
                District, Chengdu

Chengdu         B6 Section, 5/F,    1year and    2006-8-21          2007-11-20    27360/year
                Shunji Tower, 252   3 months
                Shuncheng Street,
                Chengdu

Panzhihua       Room 609, 175           1        2006-1-17          2007-12-31    14400/year
                Linjiang Road,
                Panzhihua

Chongqing       Room 5, 10/F,           1        2006-9-22          2007-12-31    45492/year
                Oupeng Tower, 216
                Xinhua Road,
                Yuzhong District,
                Chongqing

Neijiang        9-2 Tiancheng Dasha     1        2007-1-1           2007-12-31    14400/year
                Hotel, 118 Park
                Road, Zhong
                District, Neijiang

Guiyang         Rooms 6-8, 8/F,         1        2007-1-1           2007-12-31    27048/year
                Qiaoliang Tower, 36
                Qianling Road West,
                Yunyan District,
                Guizhou
Kunming         Room 1205, 12/F,        4        2007-3-5           2011-12-31    42432/year
                Jida Plaza, 289
                Renmin Road East,
                Kunming

Leshan          12-1 Land               1        2007-1-1           2007-12-31    9000/year
                Administration
                Building, 41 Boyan
                Road, Zhong
                District, Leshan

Wuhan           Suite B, 14/F,          1        2007-4-20          2008-4-19     52738.08/year
                Liangyou Tower, 316
                Xinhua Road, Wuhan

Wuhan           Room 1210, Hubei        1        2006-12-18         2007-12-17    54096/year
                Commercial Tower, 1
                Baofeng Road,
                Qiaokou District,
                Wuhan

Yichang         Suite B, 13/F,          1        2006-10-1          2007-9-30     14800/year
                Donghuan Tower, 9
                Huancheng Road
                East, Yichang

Luoyang         Rooms 317 - 319,        1        2006-11-15         2007-12-31    15300/year
                Jiuzhou Tower, 13
                Qiyi Road North,
                Xigong District,
                Luoyang

Pingxiang       Room 5028,              1        2007-1-1           2007-12-31    10800/year
                Fulichang Tower, 17
                Yuejin Road North,
                Pingxiang

Zhenzhou        159 Jiankang Road,      1        2007-3-25          2008-3-24     60225/year
                Zhenzhou

Zhuzhou         Room 1205, Tianshun     1        2005-8-25          2006-8-24     26400/year
                Building, 12 Xinhua
                Road West, Zhuzhou

Nanchang        Room 2, Wuzi Tower,     1        2007-6-11          2008-6-10     22200/year
                12 Guangchang Road
                South, Xihu
                District, Nanchang

Changsha        Room 806, Lianhe        1        2007-6-8           2008-6-7      49200/year
                Commercial
                Building, 549 Wuyi
                Avenue, Changsha

Xi'an           Room 305, 13/F,         2        2007-4-20          2009-4-19     37980/year
                Weilan
                International, 3
                Daqing Road, Lianhu
                District, Xi'an

Xi'an           Rooms 1002 & 1004,      2        2007-5-1           2009-4-30     48240/year
                10/F, 82
                Xiguanzheng Street,
                Lianhu District,
                Xi'an

Yinchuan        Room 4, 10F/F,          1        2006-8-26          2007-8-26     23928/year
                Suite A, Jintai
                Tower, 4 Xinhua
                Street East,
                Yinchuan

Urumqi          6/F, 11 Xinhua Road     2        2005-10-29         2007-11-15    43500/year
                South, Urumqi

Lanzhou         1001 Room, Mianma       2        2006-11-1          2008-10-31    25200/year
                Tower, 28 Zhongshan
                Road, Lanzhou

Taiyuan         66 Taoyuan Road         1        2007-4-20          2008-4-19     50000/year
                North, Taiyuan

Kelamay         1001 Room, 169          1        2006-12-2          2007-12-1     11218.28/year
                Youyi Road, Kelamay

Baoji           Room 1011,              1        2007-3-27          2008-3-26     15276/year
                Zhonghuan Hotel, 1
                Yingda Road, Hi-
                Tech Development
                Zone, Baoji

Xining          Room 1205,  26          1        2007-4-1           2008-3-30     18357.6/year
                North Street,
                Chengzhong
                District, Xining

Korla           Tongluowan Plaza,       1        2007-7-1           2008-6-30     10560/year
                Renmin Road, Korla

Suzhou          5 Shuitan Lane,         1        2007-3-18          2008-3-17     40000/year
                Ganjiang Road West,
                Pingjiang District,
                Suzhou

Jinhua          Store, First Floor,     1        2006-11-25         2007-12-31    18000/year
                106 Xiuya Street,
                Jinhua

Hefei           Room 806, Haiya         1        2006-12-29         2007-12-28    33170.4/year
                Office Buidling,
                Hefei

Yangzhou        Room 817, Yangguan      1        2007-1-1           2007-12-31    10980/year
                City, 230 Lane,
                Yunhe Road West,
                Yangzhou

Nantong         Stores 4 & 5,           1        2007-1-1           2007-12-31    72576/year
                Building 10,
                Zhaohui Garden,
                Nantong

Taizhou         Store 41, Haiwan        1        2007-2-17          2007-12-31    13100/year
                Langqin, Taizhou
                Economic
                Development Zone

Changzhou       Room 807A, 20          2.5       2007-5-8           2009-12-31    24800/year
                Guanghua Street,
                Changzhou

Nantong         Stores 4 & 5,           1        2007-5-1           2008-4-30     5280/year
                Building 10,
                Zhaohui Garden,
                Nantong

Zhenjiang       Room 209, Jingcheng     1        2007-5-19          2008-5-18     8800/year
                Tower 1, 22 Jiefang
                Road, Zhenjiang

Lanxi           Home of Zhao            1        2007-7-20          2008-7-19     6000/year
                Xiezhi, Gengtoufan
                Village, Lingdong
                Town, Lanxi

Xuzhou          Rooms 301 & 302, 95     1        2007-7-1           2008-6-30     19200/year
                Pengcheng Road,
                Xuzhou

Wuxi            Room 101, 61 Huaigu     2        2006-2-1           2008-1-31     31000/year
                Xin Village,
                Jiefang Road East,
                Wuxi

Nanping         Room 101, Guangyu       2        2005-11-29         2007-11-28    18000/year
                Xincheng, Sanyuan
                Road, Nanping

Fuzhou          3A-2, Suite B, Lida     1        2006-11-1          2007-10-31    33600/year
                Tower, 8 Dong
                Street, Fuzhou

Wenzhou         Room 406, Huasheng      1        2007-6-24          2008-6-23     34800/year
                Tower, Danan Road,
                Wenzhou

Hangzhou        Room 1005, Lianyin      2        2006-10-22         2008-10-21    86544/year
                Tower, 95 Pengcheng
                Road, Hangzhou

Ningbo          Room 4-43, 4/F,         1        2007-8-12          2008-7-31     43200/year
                Zhongshan Dadi, 26
                Lane 416, Zhongshan
                Road East, Dong
                District, Ningbo

Xiamen          Units 08 & 09, 7/F,     2        2007-2-2           2009-2-1      30660/year
                Xinxin Jindi Tower,
                396 Jiahe Road,
                Huli District,
                Xiamen







                  SCHEDULE  7 INTELLECTUAL PROPERTY RIGHTS

(a) The trademark of "Chic" used by the Group Company was registered in the name of Chic S&T in the category of class 39 on 14 March 2001.

(b) Software



 No.  Software name  Developer      Description of       Right to  Right to
                                 development contract     use the   use the
                               (date, term and material  software  software
                                        terms)            by the   by Group
                                                         developer  Company
-----------------------------------------------------------------------------
 1   Transportation  Shanghai    July,2007~Sep., 2005      NO        Yes
     management      Venus
     system          software
                     co.

 2   MK WMS          NOVA        Jan.,2004~                NO        Yes
     (CDC & RDC)     Software

 3   GPS             Dichain     Jan.,2006~Mar.,2007       Yes       Yes
                     DTS

 4   SAP             Excel-SH                              Yes       Yes

























                            SCHEDULE  8 TAX DEED


                            DEED OF TAX INDEMNITY


THIS DEED OF TAX INDEMNITY (this "Deed") is dated [*], 2007

BY:

          (1) CV Distribution Services Ltd., a company incorporated in the Cayman Islands, whose registered office is at Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands;

          (2) Swingside Ltd., a company incorporated in Hong Kong SAR, whose registered office is at 5705 57th Floor, The Centre, 99 Queen's Road Central, Hong Kong ;

          (3) Seavi Advent CHL Investments Ltd., a company incorporated British Virgin Islands, whose registered office is at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands ;

          (4) Fortis Private Equity Asia Fund N.V., a company incorporated in Belgium, whose registered office is at Warandeberg 3, 1000, Brussels, Belgium ;

          (5) Prosper Field Holdings Limited, a company incorporated in the British Virgin Islands whose registered office is at Kingston Chambers, P. O. Box 173, Road Town, Tortola, British Virgin Islands ;

(Each party set out in paragraphs (1) to (5) above is referred to as a "Seller" and together, the "Sellers". Each party set out in paragraphs (3) to
(5) above is referred to as a "Preferred Share Seller" and together, "Preferred Share Sellers".)

          (6) Mr. Johnson Shen Qiwei, a PRC citizen (holder of PRC ID
              Number: 310104196411064078), whose address is at No.190, Lane 3588 Dushi Road, Minghang District, Shanghai PRC, 201108; and

          (7) Mr. Jimmy Kang Jimin, a  PRC  citizen (holder of PRC ID
              Number: 310107671123281), whose address is at Room101, 139 Lijiang Shanshui, 999 Huajing Road, Xuhui District, Shanghai PRC, 200231;

(Each party set out in paragraphs (1) to (7) above is referred to as a "Covenanter" and together, the "Covenanters".)

IN FAVOUR OF:

          (8) Menlo Worldwide, LLC, a company incorporated in the State of Delaware whose primary business office is at 2855 Campus Drive, Suite 300 San Mateo, CA 94403-2512, United States of America ("Buyer ");


          (9) Chic Holdings Limited, a company incorporated in Cayman Islands, with its registered office at c/o Maples & Calder, Ugland House, P.O. Box 309, George Town, Grand Cayman, Cayman Islands ("Company"); and

          (10)each Subsidiary  as  stated  and  defined  in the Agreement (as
              defined   below)   (together  with  the  Company,  the   "Group
              Companies").

(Each party set out in paragraphs (8) to (10) above is referred to as a "Covenantee" and together, the " Covenantees".)


WHEREAS :-

(A) This Deed is made pursuant to an agreement dated 7 September 2007 (the "Agreement") between the Covenanters and the Buyer to which this Deed is attached as Schedule 8 providing, inter alia, for the acquisition by the Buyer from the Sellers of the entire issued share capital in the Company.

(B) Each Covenanter has agreed to provide each Covenantee with an indemnity in respect of taxation on the terms and conditions of this Deed.

EACH COVENANTER HEREBY AGREES  as follows :


1.   DEFINITIONS

1.01 In this Deed, in addition to the above definitions, the following words and expressions shall have the following meanings:-

     "Claim" means any assessment, notice, demand or other government paper issued or action taken by or on behalf of any Tax Authority pursuant to which any Group Company is liable or is sought to be made liable for any Taxation or for any payment arising from the retroactive depravation of any form of Relief which Relief has already been granted to and enjoyed by the Group Company(ies) prior to Completion and would, but for the Claim, have not been clawed back from relevant Group Company(ies) ;

     "PRC" means the People's Republic of China which for the sole purpose of this Deed shall exclude Hong Kong, Macau and Taiwan;

     "Relief" includes any relief, allowance, set-off or deduction in computing profits or credit or right to repayment of Taxation enjoyed by any Group Company on or prior to Completion pursuant to any legislation concerning or relating to Taxation;

     "Taxation" means (a) all taxes, or similar governmental levy or imposition imposed on any Group Company arising from its activities on or prior to Completion whether of the PRC or the Cayman Islands, however denominated, which will include, without limiting the generality of the foregoing, all customs duties, corporate and individual income taxes, employee withholding taxes, withholding tax on other service providers, withholding tax on capital gains, social security taxes, sales and use taxes, value added taxes, real and personal property taxes, stamp taxes, transfer taxes, other governmental charges, and other government obligations of the same or of a similar nature to any of the foregoing, which are required by law to be paid, withheld or collected by the Group Companies; (b) any liability for amounts referred to in (a) as a result of any obligations to indemnify another person; (c) any amount or amounts in respect of any Group Company as is referred to in Clause 1.03 and (d) all interest, penalties, fines, costs, charges and expenses incidental or relating to the liability to Taxation or the deprivation of any Relief which is the subject of this Deed to the extent that the same is payable or suffered by any Group Company;

     "Tax Authority" means any taxing or other legitimate authority in the PRC or Cayman Islands competent to impose any liability of Taxation pursuant to the then effective laws of the relevant jurisdiction.

1.02 In this Deed, references to Clauses and Schedules are to clauses and schedules of this Deed, words importing the singular include the plural and vice versa, words importing a gender include any gender, references to persons include bodies corporate or unincorporate and the headings to the Clauses in this Deed are for convenience only and have no legal effect.

1.03 In the event of any deprivation of any Relief already enjoyed and accounted for by the Group Companies, liability arising from such deprivation shall be treated as an amount of Taxation by applying the relevant rates of Taxation in force in the period or periods in respect of which Relief would have applied or (where the rate has at the relevant time not been fixed) the last known rate and assuming that Relief was capable of full utilization by the relevant company.

1.04 Words and phrases defined in the Agreement shall have the same meaning when used in this Deed unless otherwise defined herein.

2.   INDEMNITY

2.01 The Covenanters hereby jointly and severally covenant and agree with each Covenantee that the Covenanters shall unconditionally, fully and effectually indemnify and at all times keep unconditionally, fully and effectually indemnified each Covenantee from and against:

     (a) the amount of any and all Taxation falling on any Covenantee resulting from or by reference to any income, profits, gains, transactions, events, matters or things of the Group Companies earned, accrued, received, entered into or occurring up to Completion with respect to which Taxation should have been paid but have not been paid pursuant to the requirement of law by such Covenantee on or prior to Completion;

     (b) without limiting the generality of Section 2.01(a) above, the amount of any and all Taxation falling on any Covenantee resulting from or by reference to the following taxations, claims, penalties, fines or other monetary and non-monetary tax liabilities of any Group Companies occurring up to Completion with respect to which Taxation should have been paid but have not been paid pursuant to the requirement of law by such Covenantee on or prior to Completion:

           (i) any tax liabilities due to the recognition of sales revenues upon the issuance of invoices rather than on an accrual basis;

           (ii) any tax liabilities due to any equity transfers of any Group Companies (including without limitation the transfers of equity interests of Shanghai Chic Storage and Transportation Co., Ltd. and Shanghai New Chic Logistics Co., Ltd. to Shanghai Chic Logistics Co., Ltd.), or any business or assets transfers or any service and undertakings agreement entered into between Group Companies;

           (iii)any tax liabilities due to any claims by any Subsidiary for corporate income tax deduction for expenses incurred by the Company;

           (iv) any tax liabilities due to any related parties' transactions between any Group Company and its Affiliate(s);

           (v) any tax liabilities due to not withholding appropriate individual income taxes for the employees of any Group Company and not withholding appropriate corporate and/or individual income tax in transactions with any third parties;

           (vi) any tax liabilities due to non-compliance with competent local or state tax authorities either by any Group Company or any of its branch company;

           (vii)any tax liabilities incurred by any Group Company due to issuance of tax deductible invoices used in the transportation industry for transportation services provided by subcontractors; and

           (viii)any tax liabilities incurred by the Company due to the implementation of the Employee Benefit Plan.


      (c) any and all costs (including all legal costs), expense or other liabilities which any Covenantee may incur in connection with:-

           (i)  the settlement of any claim under this Deed;

           (ii) any legal proceedings in which any Covenantee claims under or in respect of this Deed and in which judgment is given for any Covenantee; or

           (iii)the enforcement of any such settlement or judgment.

2.02 For the avoidance of doubt, the Covenanters shall unconditionally, fully and effectually indemnify and at all times keep unconditionally, fully and effectually indemnified each Covenantee as set forth in Section 2.01 even if the Covenanters have disclosed to the Convenantee(s) the facts in connection with such Taxation or depravation of Relief.

3.   CLAIMS

3.01 If any Covenantee receives a Claim which may give rise to a liability on the part of the Covenanters to make a payment under this Deed, the Buyer shall:

      (i) within twenty (20) business days of becoming aware of such Claim, give to the Covenanters by written notice details of the circumstances of such Claim. The Covenanters and the Buyer shall discuss with each other in good faith in respect of such Claim, and Buyer shall keep the Covenanters informed of all material developments relating to such Claim;

      (ii) if so reasonably requested by the Covenanters, take all reasonable steps or proceedings as the Covenanters may reasonably consider necessary in order to mitigate, avoid, resist, appeal, dispute, contest, remedy, compromise or defend such Claim and for this purpose take necessary proceedings in the name of the relevant Group Company subject to the Buyer being indemnified by the Covenanters against all reasonable costs and expenses incurred in connection therewith;

      (iii) at ordinary working hours allow the Covenanters access to and to inspect and take copies of all necessary books and records of the relevant Group Company in respect of matters prior to Completion and associated with the Claim (subject always to keeping the same confidential other than necessary disclosures in connection with any such Claim);

        (iv) obtain the assistance of the personnel of the relevant Group Company to provide statements and proofs of evidence, and to attend at any hearing to give evidence or otherwise, and to provide other reasonable assistance to enable the Covenanters to reasonably mitigate, avoid, resist, appeal, dispute, contest, remedy, compromise or defend any such Claim on the basis that the Covenanters shall be responsible for all reasonable expenses incurred by the Company and/or the Buyer in providing such assistance;

      (v) save with the prior written consent of the Covenanters (which consent shall not be unreasonably withheld or delayed), not admit liability in respect of or compromise or settle any such Claim or volunteer any alleged circumstances in the course of disputing any claim likely to affect the amount thereof or the future Taxation liability of any Covenantee. Notwithstanding the foregoing, if the Buyer has given a written notice of a proposed admission, compromise or settlement of Claim, and has not within 21 days thereafter received an instruction in writing from the Covenanters indicating its objection to such proposal, then the Covenanters shall be deemed to have given a prior written consent to such proposed admission, compromise or settlement of Claim.

3.02 Upon receipt of a notice, the Covenanters shall have the right to jointly rather than individually participate in the defense of the Claim at its own expense and with counsel of its own choice; provided, however, that the Covenanters shall diligently pursue such defense.

3.03 Where a deadline to pay the Taxation is provided in a Claim, an order of the Tax Authority or under applicable laws which deadline is not extendable upon filing a dispute, the Covenanters shall pay to the Buyer or a Group Company designated by the Buyer an amount equal to the full amount of the Taxation on or before the third business day prior to such deadline, and the Buyer or the designated Group Company shall pay the Taxation within three business days thereafter to the Tax Authority, provided however that such payments shall not be deemed as admission of liability or a compromise or settlement to the Claim and shall not prejudice the parties' right to seek final adjudication regarding the Claim. If under the final adjudication regarding the Claim, any compensation is adjudicated to be paid to a Group Company, the Group Company should pay to the Covenanter an amount equivalent to such compensation within 3 days upon receipt of such compensation.

3.04 Where there is no deadline to pay the Taxation, the Covenanters shall pay to the Buyer or a Group Company designated by the Buyer according to the final adjudication regarding the Claim (if any) on or before three business days following the issuance of such final adjudication.

4 Exclusions and Limitations


4.01 The Covenanters shall have no obligations under the covenant contained in clause 2.1 in respect of any liability for Taxation:

      (i) to the extent that provision or reserve for such liability for Taxation has been made in the Accounts; or

      (ii) to the extent that the Buyer has made recovery in respect of such liability for Taxation under the Warranties or any other provisions of the Agreement; or

      (iii) to the extent that such liability for Taxation would not have arisen but for or is increased as a consequence of any voluntary act, omission, transaction or arrangement carried out or effected by the Buyer or a Group Company at any time after Completion, other than where such voluntary act, omission, transaction or arrangement takes place pursuant to a legally binding commitment created on or before Completion by the Covenanter or the Group Company, is required by law or takes place in the ordinary course of business of the Group Company; or

      (iv) to the extent that such liability for Taxation would not have arisen but for or is increased by reason of:

       (a) a disclaimer, claim or election made or notice or consent given after Completion by the Buyer or a Group Company otherwise than at the direction of the Covenanters under the provisions of this Deed or pursuant to law; or

       (b) the failure or omission by a Group Company to make any claim, election, surrender or disclaimer or give any notice or consent or do any other thing after Completion the making giving or doing of which was taken into account or assumed in computing the provision for Taxation (including the provision for deferred Taxation) in the Accounts and full details of which are given in the Disclosure Letter; or

      (v) which arises from any change in accounting policy affecting the Company, introduced or having effect on or after Completion, other than those changes introduced or effected pursuant to and in compliance with law; or

      (vi) to the extent that any Relief (other than a Buyer's or the Company's Relief) is available to set against or otherwise mitigate such liability for Taxation; or

        (vii) to the extent that such liability for Taxation arises or is increased as a consequence of the failure by the Buyer or the Company after Completion to comply with its obligations under this Deed.

4.02 Except for any liabilities based on fraud, the liability of the Preferred Share Sellers under this Deed shall not extend to any Claim notice of which was given by the Buyer in writing later than the second anniversary of the Completion, provided however, the Covenanters shall remain liable for the Taxation with respect to which the Buyer has given a written notice regarding the relevant Claim within the second anniversary of the Completion but the final adjudication regarding such Claim occurs only after the second anniversary of the Completion.

4.03 The liability of the Covenanters under this Deed is subject to the limitations set forth in Section 6.6.3 of the Agreement.

4.04 To the extent permitted by law and solely for Covenanters' tax filing purposes, any amount paid by the Covenanters under this Deed shall be treated as a reduction in the consideration paid by the Buyer for the Sale Shares.

5.   NOTICES

5.01 The provisions of Clause 17 of the Agreement (mutatis mutandis) shall be incorporated in and be deemed to be part of this Deed.

6.   BINDING EFFECT

6.01 This Deed shall enure to the benefit of and be binding on each party and its respective successors and assigns.

7.   ENTIRETY OF DEED AND SEVERABILITY

7.01 The terms and conditions contained in the Agreement and this Deed constitute the entire agreement between the parties hereto relating to the subject matter hereof and shall supersede and previous communications, oral or written, between the parties hereto with respect to the subject matter hereof which are inconsistent with the provisions of this Deed.

7.02 Any provision of this Deed prohibited by or unlawful or unenforceable under any applicable law actually applied by any court of competent jurisdiction shall, to the extent required by such law, be severed from this Deed and rendered ineffective so far as is possible without modifying the remaining provisions of this Deed. Where, however, the provisions of any such applicable law may be waived, they are hereby waived by the parties hereto to the full extent permitted by such law to the end that this Deed shall be valid, binding and enforceable in accordance with its terms.

8.   AMENDMENT

8.01 This Deed may be varied, amended or modified only by agreement under seal of all parties.

9.   RELEASE OF OBLIGATIONS

9.01 Any liability of the Covenanters under this Deed may, in whole or in part, be released, compounded or compromised by the Covenantees jointly, in their sole and absolute discretion, or time or other indulgence may be granted to the Covenanters by the Covenantees jointly, in their sole and absolute discretion, without in any way prejudicing or affecting any of its other rights, powers or remedies against the Covenanters under any other liability hereunder.

10.  TIME

10.01Time shall be of the essence of this Deed.

11.  LAW AND JURISDICTION

11.01This Deed is governed by Hong Kong law, without regard to its conflict of laws rules.

11.02Any dispute, controversy or claim arising out of or in connection with this Deed, or the breach, termination or invalidity thereof ("Dispute"), shall submitted to the Hong Kong International Arbitration Centre and be settled by arbitration in accordance with UNCITRAL Arbitration Rules as at present in force and as may be amended by the rest of this Clause.. There shall be three (3) arbitrators. The Covenantees shall be entitled to jointly appoint one (1) arbitrator. The Covenanters shall be entitled to jointly appoint one (1) arbitrator. The third arbitrator who shall be of a different nationality from any of the parties shall be agreed upon by the two party appointed arbitrators within thirty (30) days of the appointment of the second arbitrator or, in default thereof, be appointed by the Chairman of the Hong Kong International Arbitration Centre. The place of arbitration shall be Hong Kong. The language in the arbitration proceedings shall be English. The arbitral tribunal may not award exemplary, punitive, multiple or any form of non-compensatory damages. The decision and award of the arbitral tribunal shall be final and binding on the Parties and may be entered and enforced in any court having jurisdiction, and the Parties irrevocably and unconditionally waive any and all rights to any form of appeal, review or recourse to any state or other judicial authority, insofar as such waiver may be validly made. Notwithstanding the foregoing, the Parties shall have the right to seek interim injunctive relief or other interim relief from a court of competent jurisdiction, before the arbitral tribunal has been appointed. Without prejudice to such provisional remedies as maybe available under the jurisdiction of a national court, the arbitral tribunal shall have full authority to grant provisional remedies or order the parties to request that a court modify or vacate any temporary or preliminary relief issued by such court, and to award damages for the failure of any party to respect the arbitral tribunal's orders to that effect.

11.03The  parties  agree  that  the  documents which  start  any  proceedings relating to a Dispute and any other documents required to be served in relation to such proceedings may be served on the Covenanter in accordance with Clause 17 of the Agreement. These documents may, however, be served in any other manner allowed by law. This Clause
     11.03 applies to all proceedings wherever started.




IN WITNESS whereof this Deed has been executed under seal the date first above written.


 Signed by [ ]
 for and ob behalf of
 CV DISTRIBUTION SERVICE LTD.
 in the presence of:


 Signed by [ ]
 for and on behalf of
 SWINGSIDE LTD.
 in the presence of:


 Signed by [ ]
 for and on behalf of
 SEAVI ADVENT CHL INVESTMENTS LTD.
 in the presence of:


 Signed by [ ]
 for and on behalf of
 FORTIS PRIVATE EQUITY ASIA FUND N.V.
 in the presence of:


 Signed by [ ]
 for and on behalf of
 PROSPER FIELD HOLDINGS LIMITED
 in the presence of:


 Signed by [ ]
 JOHNSON SHEN QIWEI


 Signed by [ ]
 JIMMY KANG JIMIN






                                  SCHEDULE  9 KEY PERSONNEL



   1. Johnson Shen

   2. Jimmy Kang

   3. Lim Sau Hong

   4. Edwin Li

   5. Anny Wang

   6. Waley Jiang









   SCHEDULE  10 FORM EMPLOYMENT, CONFIDENTIALITY AND NON-COMPETE AGREEMENT


Notes: (i) With respect to Johnson Shen, an appropriate employment agreement in form and substance substantially in the form as set forth below, subject to any supplements/amendments satisfactory to the Employer (as defined below), Buyer and Johnson Shen shall be negotiated and entered into prior to Completion, which employment agreement shall reflect the terms set forth in the letter dated August _ 2007 from duly authorized representative of Buyer and shall contain other provisions customary and appropriate for the occasion. (ii) With respect to other Key Personnel, an employment agreement substantially in the form as set forth below shall be negotiated and entered into prior to Completion:

This   Employment,   Confidentiality  and  Non-competition   Agreement   (the
"Agreement") is entered into on [*] by and between:

(1) [INSERT COMPANY'S NAME] (the "Employer"), a corporation organized under the laws of the People's Republic of China (the "PRC") with its registered address of [*] and legal representative of [*].


And

(2) [NAME] (the "Employee"), a [*] citizen with ID Card No. [*], whose residence address is [*].

The Employer and the Employee are hereinafter referred to collectively as the "Parties" and individually as a "Party".


WHEREAS,

(A) the Employer desires to employ the Employee in accordance with the terms and conditions of this Agreement; and

(B)  the Employee is willing to enter into such employment with the Employer.

NOW THEREFORE, the Employer and the Employee agree as follows:

                            ARTICLE 1 EMPLOYMENT

1.1 Agreement to Employment

    The Employer hereby employs the Employee for the Term (as defined in Section 1.2 hereof) to render exclusive and full-time services in an exclusive capacity to the Employer, and the Employee hereby accepts such employment and agrees to render such services to the Employer, upon the terms and subject to the conditions contained in this Agreement.

1.2 Term of Employment

    Subject to the terms and conditions of this Agreement, the term of employment of the Employee by the Employer pursuant to this Agreement shall be [*] years (the "Term"), with the initial commencing from [*], 200[*].The first [*] months of the Term, that is, the period Commencing on [*] and ending [*], shall be the probational period. The Term is subject to renewal based on mutual agreement if reached one month prior to the expiration date of the Term.

1.3  Position and Duties

(1) Position. The Employer shall employ the Employee as the Employer's [Position] during the Term. The Employer may, depending on necessity to its operation and/or the Employee's performance, change or adjust the Employee's position.

(2) Duties. The Employee agrees to perform faithfully the duties as Employee under the Articles of Association, employee handbook and other internal rules of the Employer to be amended from time to time, the powers, authority and responsibilities vested in and the resolutions of the Board of the Employer (the "Board") and any applicable laws and regulations, to the best of the Employee's ability, experience and talent, and to submit to the Board prompt, complete, and accurate reports of the Employee's work and expenses as requested.

(3) Prohibited Activities. In carrying out the Employee's duties under the Agreement, the Employee will not pay, offer or promise to pay, or authorize the payment directly or indirectly, of any monies or anything of value to any government official or employee or any political party or candidate for political office for the purpose of influencing any act or decision of such official or of the government to obtain or retain business, or direct business to any person. In no event shall the Employer or its affiliates be obligated under this Agreement to take any action or omit to take any action that the Employer believes, in good faith, would cause it to be in violation of any applicable law, including the laws of the PRC, or of the United States, including without limitation the U.S. Foreign Corrupt Practices Act.

1.4 Place of Employment; Devotion of Time to Business

(1) Place of Employment. The Employee hereby agrees to perform his duties as [position] at the Employer's place of business in [Shanghai], but the Employee will travel on temporary trips to such other place or places as may be required from time to time to perform his duties hereunder.

(2) Devotion of Time to Business. The Employee agrees to render exclusive and full-time services to the Employer, which shall be eight (8) hours per working day. As determined by the particularity of the nature of the Employee's position and responsibilities, he may extend the work time beyond the normal work schedule of working eight (8) hours a day based on the business requirements of the Employer for purpose of achieving his job objectives. The Employer and the Employee hereby acknowledge that the Employee's efforts so made are due to the Employee's job function which has been fully taken into consideration by the Employer and the Employee when agreeing to the compensation to the Employee hereunder and have been completely compensated under Article
     1.5 hereof. The Employee acknowledges that the compensation and income under Article 1.5 hereof include all the reasonable compensation for all extra work as may be required due to the nature of his job, and the Employee expressly acknowledge that he will not otherwise request any overtime payment from the Employer for such extra work.

1.5 Remuneration and Benefits

(1) Remuneration. As compensation for all services to be rendered pursuant to this Agreement or at the request of the Employer, the Employer will pay the Employee a salary at the rate of RMB [*] per annum. This salary will be wired, in equal monthly instalments, pay on the [*] day of each month, to the account designated by the Employee.

 (2) Benefits.   The  Employer will contribute to accounts of social security of the Employee as required by applicable labor law.

     The Employee shall be entitled to all statutory PRC holidays, annual paid leave of [*] days per calendar year during the Term (provided that the entitled annual paid leave will be pro-rated for 2007), and other benefits in accordance with the Employer's standard policies as currently in effect and as may be amended from time to time.

(3) Labor Protections, Labor Conditions and Protections against Vocational Perils. The Employer shall provide labor protections, labor conditions and protections against vocational perils compatible with the duties performed by the Employee and in accordance with PRC laws.

(4) Tax. The Employee shall be fully and ultimately liable for any tax payable to the relevant tax authorities by the Employee on his/her remuneration and benefits received from the Employer. The Employer shall have the right to withhold such individual income tax under the applicable law.

(5) Entire Compensation. The Employee hereby expressly agrees that, unless otherwise agreed by both parties in writing, the salary and bonus (if any) as set forth herein constitute the full payment in consideration of all services provided by the Employee hereunder and all compensation entitled to the Employee under this Agreement.



                          ARTICLE 2 CONFIDENTIALITY

2.1 Confidential Information

"Confidential Information" means all information which is used in or otherwise relates to the business, customers or financial or other affairs of the Employer, its subsidiaries and its affiliated companies including, without limitation, information relating to:

   (a)the marketing of goods or services including, without limitation, customer names and lists and other details of customers, sales targets, sales statistics, market share statistics, prices or any other financial data, market research reports and surveys, and advertising or other promotional materials; or

   (b)future   projects,   business   development  or  planning,   commercial
      relationships and negotiations, or

   (c)any transactions in relation to or in connection with the Employer.



2.2 Confidentiality Obligation

 (1) In  view  of the fact that the Employee's  work  as  [position]  of  the
     Employer will give the Employee contact with or access to the Confidential Information, the Employee hereby agrees that during the Term and at any time after the termination of the employment relationship, the Employee shall abide by the confidentiality rules formulated by the Employer.

     (a)Without the Employer's prior written consent, the Employee shall not, directly or indirectly:

     (i)   use   Confidential   Information  for  any  purpose   other   than
           performance of his/her duties;

     (ii) disclose in whatsoever form any Confidential Information to any third parties;

     (iii) acquire Confidential Information by any improper methods or allow third parties to do the same;

     (iv) use or allow third parties to use any Confidential Information so acquired.

     (b)The Employee is obliged to use his/her best efforts to prevent any third party from stealing the Confidential Information.

(2) For the purpose of this Article 2, the phrase "acquire by any improper methods" referred to under Article 2.2(1) includes stealing, fraud, threat, bribery, unauthorized reproduction, breach of confidentiality obligations, persuasion of others to breach the confidentiality obligation or similar methods of the same nature.

(3) The obligations under Article 2.2(1) shall not apply to the following information which:

     (a)the Employee can prove has entered  into the public domain;

     (b)has been disclosed other than by the Employee's breach of the provisions of this Article 2.2(1);

     (c)the Employee can prove is acquired from a third party who does not assume confidentiality obligations; or

     (d)has been disclosed by the Employee as required by any applicable law or court order, under which circumstance, the Confidential Information shall be disclosed only to the extent as expressly specified by such applicable law or court order.

(4) The Employee understands and agrees that the Employer may from time to time receive confidential information of third parties which would require the Employer to maintain such information in confidence. The Employee agrees to maintain such information in confidence for the Employer and such third parties and in no event disclose to any party other than the Employer and such third parties such confidential information.

(5)  If the Employer  suffers  any loss from the Employee's breach of Article
     2.2 hereof, the Employee must indemnify the Employer for any losses or damages of the Employer arising from the Employee's breach of Article
     2.2 hereof in accordance with this Agreement and assume any other legal liabilities under PRC laws.

(6) Nothing in this Agreement shall be deemed to exclude, weaken or waive any rights related to the protection of trade secrets that the Employer may have under PRC laws (including but not limited to the PRC Anti-Unfair Competition Law).

                          ARTICLE 3 NON-COMPETITION

3.1  Competitive Position

In this Article 3:

"Competitive Position" shall mean serving as an employee, consultant, advisor or otherwise, for any other person that engages in the business competitive or similar to the Principal Business.

"Principal Business" means the following businesses: warehousing and storage, package, encasement and consignment, stacking and cargo packing up, package and freight forwarding agency, domestic express delivery service, road cargo transportation of ordinary and dangerous goods, multimodal transportation, cargo and technology import and export, commercial simple processing, goods display, and commercial consultation services.

3.2  Non-competition by the Employee

(1) The Employee hereby irrevocably covenants and undertakes that during the Term and within 3 years after the Employee leaves his/her employ ("Employee Departure Date"), the Employee shall not, directly or indirectly, and whether or not for compensation, either on his or her own behalf or as an employee, officer, agent, consultant, director, owner, partner, shareholder, investor, or in any other capacity (except in the capacity of an employee of the Employer acting for the benefit of the Employer),

     (a)serve in a Competitive Position;

     (b)engage in activities contrary or harmful to the interest of the Employer or any of its subsidiaries and affiliates, including but not limited to:

   (i)employ  or  recruit  any  present,  former  or  future  employee of the
      Employer  or    any  of its subsidiaries and affiliates to serve  in  a
      Competitive Position;

   (ii)own equity (other than as the holder of not more than 1% of total outstanding shares of a publicly-held company) in any other company that engages in Principal Business; or

   (iii)participate in a hostile takeover attempt of the Employer or any of its subsidiaries and affiliates.

     (c)assist in any way any person or entity whose activities are competitive with or otherwise similar to the Principal Business; or

(2) The Employer may, at any time either before or after the Employee Departure Date, shorten, or waive, the period for its non-competition obligation under Article 3.2 (1) above by giving notice to the Employee thereof. If, at any time either before or after the Employee Departure Date, the Employer does not require the Employee to perform any non-competition obligations hereunder, the period for the Non-competition obligation may be shortened to zero, and the Employer does not need to pay any economic compensation to the Employee.

(3) In full consideration of the Employee's performance of the non-competition obligations under Article 3.2(1) above, the Employer agrees, subject to Article 3.2(2) above, from the Employee Departure Date to the expiry of the Employee's non-competition obligations, pay to the Employee an economic compensation at a rate set out in Article 3.2 (4) hereunder, for the enforcement of such obligations of non-competition herein imposed on the Employee.

(4) The full economic compensation for the Employee set forth in Article 3.2(3) above shall be [*]% of the aggregate remuneration (excluding any benefits) in the 12 consecutive months prior to the Employee Departure Date divided by 12 and shall be paid at the end of each month after the Employee Departure Date to the bank account of the Employee for receipt of salaries under this Agreement. The Employee shall be fully and ultimately liable for any tax payable to the relevant tax authorities by the Employee on such economic compensation set forth in this Article 3.2(4). The Employer shall have the right to withhold such individual income tax under the applicable law.

(5) Upon receipt of each payment of the economic compensation from the Employer, the Employee shall provide the Employer with an executed receipt by the Employee indicating the payment date.

(6) If the Employer fails to pay to the Employee the economic compensation in a full and timely manner as set out in Articles 3.2(3) and 3.2(4) (unless otherwise notified pursuant to Article 3.2(2)), and still fails to do so within 30 days of receipt of the Employee's written notice, the Employee will be discharged from his/her obligations under Article 3.2(1).

3.3  Non-Solicitation

(1) The Employee hereby agrees that, during the Term and for a period of [3 years] after the Employee Departure Date, the Employee will not, directly or indirectly, and whether or not for compensation, either on his or her own behalf or as an employee, officer, agent, consultant, director, owner, partner, shareholder, investor, or in any other capacity,

     (a)induce or attempt to induce any employee, consultant, sales agent, supplier, customer or independent contractor of the Employer to end his or her relationship with the Employer; or

     (b)employ, retain as a consultant or contractor, or cause to be so employed or retained, any employee (or former employee within 12 months after the date such former employee ceases to be employed by the Employer), consultant, sales agent, or independent contractor of the Employer; or

     (c)accept or solicit investment capital, directly or indirectly, from any individual (other than the general public) or entity, or from an officer, partner, or principal of any entity, from which the Employer has accepted investment capital, or with which, prior to the Employee Departure Date, the Employer has held discussions regarding the possibility of securing investment capital; or

     (d)enter into or attempt to enter into a business relationship with any individual or entity with which, prior to the Employee Departure Date, the Employer had a business relationship, or with which, prior to the Employee Departure Date, the Employer had held discussions regarding the possibility of entering into such an relationship, if such relationship would be competitive with or otherwise deleterious to the interests of the Employer; or

     (e)do or say anything which is harmful to the reputation of the Employer, or which may lead any person to cease to deal with the Employer on substantially equivalent terms as before or at all.


ARTICLE 4  AMENDMENT, TERMINATION AND RESCISSION OF THIS AGREEMENT


4.1  Amendment to the Agreement

(1)  This Agreement can be amended under any of the following circumstances:

     (a) upon agreement of the Parties through consultation; or

     (b)if there is any change in the laws, regulations and administrative rules on which this Agreement is based at the time of its execution, the relevant content of the Agreement shall be adjusted accordingly.

(2) Either Party who wishes to amend the provisions of this Agreement for any reason (including the case where a major change in the objective circumstances under which the Agreement was drawn up has rendered this Agreement impossible to be performed) shall inform the other Party with a thirty (30) days prior written notice. The other Party shall reply within fifteen (15) days upon receipt of the notice. The failure to reply within the said period, the other Party shall be deemed as disapproval of the amendment and the Parties shall continue to perform this Agreement unless otherwise stipulated by applicable laws and regulations.

(3) The Agreement may be amended only by a written agreement executed by the Parties hereto.

4.2  Termination upon Consultation

    The Agreement may be terminated upon mutual agreement by the Parties.

4.3  Early Termination by the Employer

(1) Dismissal without Notice. The Employer may dismiss the Employee at any time without notice if the Employee:

     (a)the Employee has been proven unable to meet the employment criteria of the Employer during the probation period;

     (b)the Employee has seriously or persistently breached the rules of employment or work disciplines of the Employer as promulgated by the Employer;

     (c)the Employee has been seriously derelict in duties or engaged in misconduct for selfish ends or personal gain, against the best interests of the Employer;

     (d)the Employee maintains labor relationship with other employer(s), which leads to adverse impact on his/her performance of duties assigned by the Employer, or which he/she refuses to rectify when notified by the Employer;

     (e)the Employee has been charged and found guilty of a criminal offense, or punished with detention or rehabilitation through labor for his/her violation of laws and regulations;

     (f)the Employee enters into or amends this Agreement against the Employer's autonomy of will or by means of fraud, intimidation or taking advantage of the Employer's precarious position; or

     (g)the Employee has provided untrue, false information to the Employer or has willfully withheld or concealed information which would otherwise have impacted the Employer's decision.

(2) Dismissal with Notice. The Employer may dismiss the Employee with 30 days prior written notice or payment of one month's salary of the Employee in lieu of the notice if:

     (a)the Employee suffers from a non-occupational disease or has sustained an injury that is not work-related, and is unable to resume his/her original work or other work assigned by the Employer upon the conclusion of medical treatment;

     (b)the Employee is incapable of performing the duties of his/her position and continues to be incapable of achieving an adequate level of performance after training or transfer to a different position;

     (c)a major change in the objective circumstances pursuant to which this Agreement was entered into has rendered the Agreement incapable of being performed and the Parties have failed to reach agreement on the amendment of the Agreement; or

     (d)the Employer needs to reduce the number of its personnel in response to any of the following situations: (i) carrying out restructuring according to the PRC Enterprise Bankruptcy Law; (ii) encountering serious difficulty in its production or operation, (iii) changing way of production, material technical innovation or adjustment of business mode which, after amending relevant labor contracts, still give rise to the need of reducing personnel, or (iv) encountering a major change in the objective economic circumstances pursuant to which this Agreement was entered into which change has rendered the Agreement incapable of being performed, and has consulted with the Employer's trade union or employees and complied with relevant legal requirements.

        The Parties hereby agrees that if the Employer fails to serve a prior written notice to the Employee pursuant to this Article 4.3(2), the Employer can terminate this Agreement by way of paying one-month salary to the Employee in lieu of notice in accordance with applicable law.

(3) No Dismissal. The Employee shall not be dismissed pursuant to Article 4.3(2) (except for the circumstance where the termination is agreed by the Parties through consultation) if:

     (a)the Employee suffers from an occupational disease or has sustained work-related injuries, and has been confirmed to have lost or has partially lost the capacity to work;

     (b)the Employee is on prescribed medical leave due to a disease or an injury;

     (c)the Employee is a woman who is pregnant, on maternity leave, or nursing a baby; or

     (d)an applicable law or regulation otherwise prohibits the termination of the Agreement.

4.4 Early Termination by the Employee

 (1) Resignation with Notice. The Employee may, at any time during the Term, with or without cause, upon not less than 30 days' prior written notice, terminate the employment with the Employer. In such event, the Employer shall have no obligation to pay any compensation to the Employee for termination of this Agreement. If the Employee fails to serve the Employer a 30 days prior written notice pursuant to this Article 4.4(1), the Employee shall compensate the Employer for the shortfall calculated based on his/her daily salary rate. , Notwithstanding anything herein to the contrary, however, this Agreement should not be terminated by the Employee with 30 days prior written notice in the event the Employer suffers any economic losses caused by the Employee and such losses have not been fully compensated (including any outstanding training fees) by the Employee, or the Employee fails to assume his/her liabilities for breach of agreement under this Agreement.

(2) Resignation without Notice. Notwithstanding the provisions of Article 4.4(1) above, the Employee may resign at any time without notice:

     (a)if the Employer has coerced him into entering into this Agreement; or

     (b)if the Employer fails to pay remuneration in accordance with the terms of this Agreement or to provide working conditions pursuant to labour laws.

4.5 Mandatory Rescission

    The Agreement shall be immediately rescinded under any of the following circumstances:

     (a)the Agreement expires upon the expiry of its term (unless the Parties have renewed the Agreement in accordance with Article 1.2). Prior to the expiry of the Agreement, the Employer shall inform the Employee with thirty (30) days prior written notice and proceed with procedures for the termination of this Agreement;

     (b)the Employee has been entitled to basic pension insurance treatments as stipulated by PRC laws;

     (c)the Employee dies or has been declared to be missing or dead by a court;

     (d)the Employer has been shut down, dissolved, wound up, terminated by agreement, or declared bankrupt;

     (e)either Party has de facto ceased to perform this Agreement for thirty
        (30) days in succession; or

     (f)the Employee has suffered from an occupational disease or work-related injury and has been confirmed to have lost part of his/her working ability, and the Employer has paid the Employee a lump sum disability compensation in accordance with laws and regulations upon mutual agreement by the Parties;

4.6  Events of Termination

    Unless otherwise agreed in writing by the Employer, when the Agreement is early terminated or expired, the Employee must:

    (a) immediately cease  to undertake all the activities in the name of the
       Employer, or    complete any unfulfilled matters as per the Employer's
       request;

    (b)transfer all works conducted by him/her in the name of the Employer during his/her employment with the Employer in their entirety and without any omission;

    (c)immediately return to the Employer, in an intact and good status, everything, such as archives, records and other Confidential Information, phones, computers and other office devices, books and all other properties of the Employer that are under the Employee's possession or custody or under the Employee's control. Unless otherwise agreed by the Employer in writing, the Employee may not take anything of the Employer (including but not limited to the above items) away from the Employer's office; and

    (d)If the Employer suffers any losses from the Employee's failure to deliver any of the above documents (including copies) or items to the Employer, the Employee shall assume the relevant liabilities and compensate the Employer for such losses, under which circumstance the Employer may deduct an appropriate amount from the last payment of salary payable to the Employee, and shall have the right to take any other measures to protect its own legitimate rights and interests.


                      ARTICLE 5 LIABILITIES FOR COMPENSATION

5.1  Employer's Compensation

    The Employer shall provide economic compensations to the Employee according to applicable PRC laws and regulations at the time of economic compensations.

5.2  The Employee's Compensation

(1) In the event of the Employee's violation of PRC laws or breach of this Agreement, the Employer is entitled to impose disciplinary and/or economic punishment on the Employee, and/or claim economic compensation (if any) against the Employee and pursue any other remedies available for such violation or breach pursuant to PRC laws and this Agreement,

(2) In case the Employee terminates this Agreement in violation of PRC laws or provisions hereof and causes losses to the Employer, he/she shall fully compensate the Employer for:

     (a) expenses incurred by the Employer for recruiting the Employee;

     (b) training fees paid by the Employer for the Employee;

     (c) direct economic losses caused to the Employer's business and operation.

(3) If the Employee breaches his/her confidentiality and non-competition obligations as set forth in Article 2 and 3, and causes losses to the Employer, the Employee shall pay to the Employer an amount of RMB[*] as liquidated damages in addition to any other remedies available to the Employer under PRC law and this Agreement. In addition, the Employee shall return all economic compensations already paid by the Employer in accordance with Article 3 above.


                           ARTICLE 6 GENERAL PROVISIONS

6.1  Labour Discipline

     The Employee shall comply with all aspects of the Employer's rules relating to labour discipline and other work rules and procedures of the Employer contained in the employee handbook or otherwise issued by the Employer. The employee handbook of the Employer, as amended from time to time, and other rules and materials issued by the Employer from time to time shall form part of the terms and conditions of the Agreement.

6.2  Waiver of Breach

     The waiver by the Employer of a breach of any term of this Agreement is not a waiver of any subsequent breach.

6.3  Severability

     If any provision of this Agreement, or any part of any provision, is held to be invalid or unenforceable, that provision is deemed to be amended to apply to the extent enforceable and the balance of the Agreement shall be valid and binding.

6.4  Effective Day

     This Agreement shall come into effect when it is signed by the Parties.

6.5  Entire Agreement

     The terms and conditions of this Agreement constitute the entire agreement between the Employee and the Employer and supersede any previous agreements as to the subjects covered by the Agreement. In particular, the Employer and Employee agree that the employment agreement between them dated [*] shall immediately expire and have no further effect upon the effectiveness of this Agreement.

6.6  Governing Law and Dispute Resolution

     This Agreement shall be governed and construed in accordance with PRC laws and any dispute under this Agreement shall be resolved according to PRC laws. Any dispute, controversy or claim arising out of or in connection with this Agreement, or the breach, termination or invalidity thereof ("Dispute"), shall be submitted to the competent labour dispute tribunal or people's court for resolution.

6.7  The Employee Representation

     The Employee represents that the Employee is not party to or bound by any agreement, or other legal limitation, that prohibits the Employee from entering into this Agreement or fulfilling its obligations.

6.8  Full Acknowledgement

     At the time of the execution hereof, the Employee has carefully read this Agreement, various rules and regulations of the Employer and the employee handbook and fully understands their contents. The Employee hereby agrees to accept and comply with this Agreement.

6.9  Notices

    Notices under this Agreement shall be given in writing to the relevant Party at the address stated herein (or to such other address as it shall have notified the other Party previously in writing).

         If to the Employer:  [Name]
                              [Address]

         If to the Employee: [Name]
                             [Address]

6.10 Survival of Agreement

    Article 2, Article 3, Article 5.2(3) and Article 6.6 shall survive the termination of this Agreement.





IN WITNESS WHEREOF, the undersigned have hereunto caused this Agreement to be executed as of the day and year first above written.

[Employer]




_______________________________
By:
Title:



[Employee]


_______________________________














            SCHEDULE  11 NON-DISCLOSURE AND NON-COMPETE AGREEMENT



                 CONFIDENTIALITY AND NON-COMPETITION AGREEMENT


THIS CONFIDENTIALITY AND NON-COMPETITION AGREEMENT (the "Agreement") is made on [*] by and between:

(i) Chic Holding Limited, a limited liability company incorporated [*], whose registered office is at [*] (the "Chic Holdings");

(ii) Shanghai Chic Logistics Co., Ltd., a limited liability company incorporated in the People's Republic of China ("PRC"), whose registered office is at [*] (the "Chic Logistics")

(iii)Shanghai Chic Supply Chain Management Co., Ltd., a company incorporated in the PRC, whose registered office is at [*] (the "Chic SCM");

(iv) Shanghai Chic Storage and Transportation Co., Ltd., a company incorporated in the PRC, whose registered office is at [*] (the "Chic S&T");

(v)  Shanghai  New  Chic  Logistics  Co.,  Ltd.,   a   company
     incorporated in the PRC, whose registered office is at [*] (the "New Chic") ; and

(vi) Chic's Mart Trading Co., Ltd., a company incorporated in the PRC, whose registered office is at [*] ("Chic's Mart").

Chic  Holdings,  Chic  Logistics,  Chic  SCM,  Chic  S&T  and  New  Chic  are
hereinafter referred to collectively as the "Group Companies" and individually as a "Group Company". Chic's Mart and each Group Company are hereinafter referred to collectively as the "Parties" and individually as a "Party".

Whereas,

(a)Mr. Johnson Shen Qiwei (holder of PRC ID Number: 310104196411064078) and Mr. Jimmy Kang (holder of PRC ID Number: 310107671123281) (the "Founders") are shareholders of both the Group Companies and Chic's Mart at the date of this Agreement.

(b)The Founders, together with all other shareholders of Chic Holdings, entered into an Agreement for the Sale and Purchase of the Entire Issued and Outstanding Share Capital of Chic Holdings Limited on [*] (the "SPA"), to which the form of this Agreement is attached as Schedule 11. Pursuant the SPA, the Group Companies will be directly or indirectly sold to certain buyer subject to the satisfaction of certain condition precedents.

(c)The buyer makes it a condition precedent to the completion of the transaction contemplated under the SPA that Chic's Mart and the Group Companies should enter into this Agreement to define their rights and obligations regarding the protection of Confidential Information (as defined below) and the avoidance of competitive activities after the completion of the transaction contemplated under the SPA.

NOW THEREFORE, upon mutual consultation and adhering to the principle of good faith, each Group Company and Chic's Mart hereby agree to perform the terms of this Agreement set out as follows:


                            ARTICLE 1 DEFINITION

In this Agreement:

"Affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified person, where "control" means the power and ability to direct the management and policies of the controlled person through ownership of voting shares of the controlled person or by contract or otherwise;

"Principal Business" means the warehousing and storage, package, encasement and consignment, stacking and cargo packing up, package and freight forwarding agency, domestic express delivery service, road cargo transportation of ordinary and dangerous goods, multimodal transportation, cargo and technology import and export, commercial simple processing, goods display, commercial consultation services.

"Confidential Information" means all information which is used in or otherwise relates to any Group Company's business, customers or financial or other affairs including, without limitation, information relating to: (a) the marketing of goods or services including, without limitation, customer names and lists and other details of customers, sales targets, sales statistics, market share statistics, prices, market research reports and surveys, and advertising or other promotional materials; or (b) pending projects, business development or planning, commercial relationships and negotiations, or (c) any transactions under the SPA or the Ancillary Documentation.

Other capitalized words used in this Agreement, unless otherwise defined herein, have the same meanings as those defined in the SPA.


                         ARTICLE 2  NON-COMPETITION

2.1  Non-competition

     During a period of 3 years from the Completion Date, Chic's Mart agrees that, it will not, either alone or in conjunction with, through or as shareholder or adviser to, or agent of, or manager for, any company or individual directly or indirectly carry on or be engaged, concerned or interested in or assist a business which competes, directly or indirectly, with the Principal Business.

2.2  Solicitation of Business

     During a period of 3 years from the Completion Date, Chic's Mart will not on its own account or in conjunction with or on behalf of any other person, either seek to obtain orders from or do business with (which orders or business are similar to those conducted by any Group Company), or encourage directly or indirectly another person to do the same, a person who has been a customer of the Principal Business at any time during the twelve months prior to the Completion Date for the products or services of that business in its territory of operation.

2.3  Solicitation of Employee

     During a period of 3 years from the Completion Date, Chic's Mart will not directly or indirectly solicit or contact with a view to his engagement or employment by another person, a director, officer, employee or manager of a Group Company or a person who was a director, officer, employee or manager of a Group Company at any time during the twelve months prior to the Completion Date, in either case where the person in question either has Confidential Information or would be in a position to exploit a Group Company's trade connections.

2.4  Solicitation of Professionals

     During a period of 3 years from the Completion Date, Chic's Mart will not directly or indirectly solicit or encourage any consultant, sales agent, accountant, auditor, agent, supplier, customer, or independent contractor then under contract with the any of the Group Companies to cease work for any of the Group Companies.


                         ARTICLE 3  CONFIDENTIALITY

3.1   Confidentiality Obligation

(1) Chic's Mart agrees that it should respect and keep confidential all Confidential Information. At any time after the date of the SPA, without any Group Company's prior written consent, Chic's Mart shall,

     (a) not, directly or indirectly, use or disclose to any third party Confidential Information it has or acquires;

     (b) use its best efforts to prevent the use or disclosure of Confidential Information;

     (c) not acquire Confidential Information by any improper methods or allow third parties to do the same; and

     (d) use or allow third parties to use any Confidential Information so acquired.

(2) For the purpose of this Agreement, "acquire by any improper methods" referred to under above section 3.1(1) above includes stealing, fraud, threat, bribery, unauthorized reproduction, breach of confidentiality obligations, persuasion of others to breach the confidentiality obligation or similar methods of the same nature.

(3)  If any of the Group Companies suffers loss from  Chic's Mart's breach of
     Section 3.1 (1) hereof, Chic's Mart must compensate such Group Company or Companies for the loss according to the relevant provisions of this Agreement and assume any other legal liabilities under PRC laws.

3.2 Exception to Confidentiality Obligation

The   obligations  under  Section  3.1  shall  not  apply  to  the  following information which:

(1)  has entered into the public domain;

(2) has been disclosed other than by Chic's Mart's breach of the provisions of this Agreement;

(3) is acquired from a third party who does not assume confidentiality obligations; or

(4) has been disclosed by Chic's Mart as required by any applicable law or court order, under which circumstance, the Confidential Information shall be disclosed only to the extent as expressly specified by such applicable law or court order.


                       ARTICLE 4 LIABILITY FOR BREACH

If Chic's Mart breaches, or threatens to commit a breach of, any of the provisions of this Agreement (the "Restrictive Covenants"'), the relevant Group Company will have the following rights and remedies, each of which will be in addition to, and not in lieu of, any other rights and remedies available to the Group Company under applicable law or in equity:

(1) Specific Performance. The right and remedy to have the Restrictive Covenants specifically enforced or to have any actual or threatened breach enjoined by any court having equity jurisdiction, all without the need to post a bond or any other security, or to prove any amount of actual damage, or that money damages would not provide an adequate remedy, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Group Company and that monetary damages will not provide an adequate remedy to the Group Company; and

(2)  Accounting and Indemnification.  The right and remedy  to require Chic's
   Mart:

   (i)  to  account  for  and pay over to the Group Company all compensation,
     profits, monies, accruals, increments or  other  benefits   derived or
     received by Chic's Mart or any associated party deriving such   benefits
     as a result of any such breach of the Restrictive Covenants; and

   (ii) to indemnify the Group Company against any other losses, damages (including special and consequential damages), costs and expenses, including actual attorney's fees and court costs, which may be incurred
     by  them and   which  result  from  or arise out of any such breach or
     threatened breach of the  Restrictive Covenants.


                           ARTICLE 5 MISCELLANEOUS

5.1  Scope of Restrictions

     Chic's Mart's restrictions of non-competition and confidentiality as contained in Articles 2 and 3 hereof shall extend to and for the benefit of each Group Company and its Affiliate and to the nature and extent of their respective businesses. Where reference is made to the business of a particular Group Company, such term shall include any business of the Group Company and its Affiliate.

5.2  Effective Day.

     This Agreement shall come into effect on the Completion Date.

5.3  Governing Law

     This Agreement, and all matters relating hereto, including any matter or dispute arising out of the Agreement, shall be interpreted, governed, and enforced according to the laws of the PRC, without regard to its conflict of laws rules.

5.4  Dispute Resolution

     Any dispute, controversy or claim arising out of or in connection with this Agreement, or the breach, termination or invalidity thereof ("Dispute"), shall submitted to the Hong Kong International Arbitration Centre and be settled by arbitration in accordance with the Arbitration Ordinance in force on the date of referral to arbitration. There shall only be one (1) arbitrator, who shall be appointed by the Hong Kong International Arbitration Centre. The place of arbitration shall be Hong Kong. The language in the arbitration proceedings shall be English. The decision of the arbitral tribunal shall be final and binding on the Parties and the Parties irrevocably and unconditionally waive any and all rights to any form of appeal, review or recourse to any state or other judicial authority, insofar as such waiver may be validly made. Notwithstanding the foregoing, the Parties shall have the right to seek interim injunctive relief or other interim relief from a court of competent jurisdiction, both before and after the arbitral tribunal has been appointed, at any time up until the artbitral tribunal has made its final award.

5.5  Governing Language

     Each notice, demand, request, statement, instrument, certificate or other communication given, delivered or made by a party to any other party under or in connection with this Agreement shall be:

     (1) in Chinese; or

     (2) if not in Chinese, accompanied by an Chinese translation made by a translator, and certified by such translator to be accurate.

     The receiving party shall be entitled to assume the accuracy of and rely upon any English translation of any document provided pursuant to this
     Section 5.5(2).

5.6  Variation

      A variation of this Agreement is valid only if it is in writing and signed by or on behalf of each party.

5.7  Waiver

     The failure to exercise or delay in exercising a right or remedy provided by this Agreement or by law does not impair or constitute a waiver of the right or remedy or an impairment of or a waiver of other rights or remedies. No single or partial exercise of a right or remedy provided by this Agreement or by law prevents further exercise of the right or remedy or the exercise of another right or remedy.

5.8  Survival

     Any provision of this Agreement being prohibited by or unlawful or unenforceable under any applicable law actually applied by any court of competent jurisdiction shall, to the extent required by such law, be severed from this Agreement and rendered ineffective so far as is possible without modifying the remaining provisions of this Agreement.

5.9  Entire Agreement

     This Agreement and each document referred to in it/describe related agreements constitute the entire agreement and supersede any previous agreement between the parties relating to the subject matter of this Agreement.

5.10 Assignment

     Each Party shall not assign, transfer, declare a trust of the benefit of or in any other way alienate any of its rights under this Agreement whether in whole or in part without the consent of the other Parties.

5.11 Notices

     Notices under this Agreement shall be given in writing to the relevant Party at the address stated herein (or to such other address as it shall have notified the other Party previously in writing).

        If to any Group Company:

        If to Chic's Mart:





IN WITNESS whereof this Agreement has been duly executed on the date first above written.


 Signed by [___________]
 for and on behalf of
 CHIC HOLDING LIMITED


 Signed by [___________]
 for and on behalf of
 SHANGHAI CHIC LOGISTICS CO., LTD.


 Signed by [___________]
 for and on behalf of
 SHANGHAI CHIC SUPPLY CHAIN MANAGEMENT CO., LTD.


 Signed by [___________]
 for and on behalf of
 SHANGHAI CHIC STORAGE AND TRANSPORTATION CO., LTD.


 Signed by [___________]
 for and on behalf of
 SHANGHAI NEW CHIC LOGISTICS CO., LTD.


 Signed by [___________]
 for and on behalf of
 CHIC'S MART TRADING CO., LTD.











                        SCHEDULE  12 DISCLOSURE LETTER



















IN WITNESS whereof this Agreement has been duly executed on the date first above written.





 Signed by _____________          )
 for and ob behalf of             )
 CV DISTRIBUTION SERVICES LTD.    )
 in the presence of _____________ )




 Signed by _____________          )
 for and on behalf of             )
 SWINGSIDE LTD.                   )
 in the presence of _____________ )




 Signed by _____________           )
 for and on behalf of              )
 SEAVI ADVENT CHL INVESTMENTS LTD. )
 in the presence of _____________  )




 Signed by _____________              )
 for and on behalf of                 )
 FORTIS PRIVATE EQUITY ASIA FUND N.V. )
 in the presence of _____________     )




 Signed by _____________          )
 for and on behalf of             )
 PROSPER FIELD HOLDINGS LIMITED   )
 in the presence of _____________ )




 Signed by _____________          )
 JOHNSON SHEN QIWEI               )
 in the presence of _____________ )




 Signed by _____________          )
 JIMMY KANG JIMIN                 )
 in the presence of _____________ )




 Signed by _____________          )
 for and on behalf of             )
 MENLO WORLDWIDE, LLC             )
 in the presence of _____________ )